UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

INVESTORS TITLE COMPANY
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

121 North Columbia Street, Chapel Hill, North Carolina 27514
(919) 968-2200

April 15, 2019
Dear Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders (the “Annual Meeting”) of Investors Title Company (the “Company”) to be held at The Siena Hotel, 1505 East Franklin Street, Chapel Hill, North Carolina on Wednesday, May 15, 2019 at 11:00 a.m. EDT.

The Annual Meeting will begin with a review of the activities of the Company for the past year and a report on current operations during the first quarter of 2019, followed by discussion and voting on the matters set forth in the accompanying Notice of Annual Meeting and Proxy Statement.

Whether or not you plan to attend the meeting, I urge you to review the Proxy Statement and vote as soon as possible to ensure that your shares are represented at the meeting.  The Proxy Statement explains more about proxy voting, so please read it carefully.

Cordially,

J. Allen Fine
Chief Executive Officer

121 North Columbia Street, Chapel Hill, North Carolina 27514
(919) 968-2200
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 15, 2019

The Annual Meeting of Shareholders of Investors Title Company will be held at The Siena Hotel, 1505 East Franklin Street, Chapel Hill, North Carolina, on Wednesday, May 15, 2019 at 11:00 a.m. EDT, for the following purposes:

(1)	To elect the three directors nominated by the Board of Directors for three-year terms or until their successors are elected and qualified;

(2)	To hold an advisory vote to approve executive officer compensation;

(3)	To hold an advisory vote on the frequency of the advisory vote to approve executive officer compensation;

(4)	To consider and act upon a proposal for the approval of the 2019 Stock Appreciation Rights Plan;

(5)	To ratify the appointment of Dixon Hughes Goodman LLP as the Company’s independent registered public accounting firm for 2019; and

(6)	To consider any other business that may properly come before the meeting.

Shareholders of record of common stock of the Company at the close of business on April 1, 2019 are entitled to notice of and to vote at the meeting and any adjournments or postponements thereof.

By Order of the Board of Directors:

W. Morris Fine
Secretary
April 15, 2019

IMPORTANT – Please vote by Internet, telephone or mail as soon as possible so your shares will be voted promptly, even if you plan to attend the meeting in person.  Additional information about voting is included in the accompanying Proxy Statement and on your proxy card.

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS OF INVESTORS TITLE COMPANY To Be Held on May 15, 2019

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Investors Title Company (the “Company”) of proxies to be voted at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held at The Siena Hotel, 1505 East Franklin Street, Chapel Hill, North Carolina, on May 15, 2019 at 11:00 a.m. EDT, and at all adjournments or postponements thereof. Shareholders of record at the close of business on April 1, 2019 are entitled to notice of and to vote at the meeting and any adjournments or postponements thereof.

GENERAL INFORMATION

Proxy Solicitation by the Board of Directors. The solicitation of proxies is made on behalf of the Company’s Board of Directors and will be made either by mail or, as described below, by electronic delivery. The cost of solicitation of proxies will be borne by the Company.  Copies of proxy materials and the Company’s 2018 Annual Report will be provided to brokers, dealers, banks and voting trustees or their nominees for the purpose of soliciting proxies from the beneficial owners, and the Company will reimburse these record holders for their out-of-pocket expenses.

Annual Report to Shareholders. A copy of the Company’s 2018 Annual Report including financial statements and the independent registered public accounting firm’s opinions, along with the Notice of Annual Meeting, Proxy Statement and proxy card, are being first mailed to the Company’s shareholders on or about
April 15, 2019.

Submitting and Revoking a Proxy.  If you complete and submit your proxy, whether by mail, by telephone or by Internet voting, the persons named as proxy holders will vote the shares represented by your proxy in accordance with your instructions.  If you are a shareholder of record and submit a proxy but do not fill out the voting instructions, the persons named as proxy holders will vote your shares in the manner recommended by the Board of Directors on all matters presented in this proxy statement.  In addition, if other matters are properly presented for voting at the meeting, the persons named as proxies will vote on such matters in accordance with their best judgment.  The Company has not received notice of other matters that may be properly presented for voting at the meeting.

To ensure that your vote is recorded properly, please vote your shares as soon as possible, even if you plan to attend the meeting in person.

You may vote your shares by any of the following methods:

•	By Internet. You may vote by proxy via the Internet by following the instructions on the proxy card provided.
•	By Telephone. You may vote using the directions on your proxy card by calling the toll-free telephone number printed on the card.
•	By mail. You may vote by proxy by signing and returning the proxy card provided.
•
In person.  Shareholders of record and beneficial shareholders with shares held in street name may vote in person at the meeting.  If you hold shares in street name, you must also obtain a legal proxy from your broker to vote in person at the meeting.

If you vote by Internet or by telephone, please have your proxy card available.  The control number appearing on your card is necessary to process your vote.  An Internet or telephone vote authorizes the named proxy holders in the same manner as if you marked, signed and returned a proxy card by mail.  Each proxy executed and returned by a shareholder may be revoked at any time thereafter except as to any matter or matters upon which, prior to such revocation, a vote shall have been cast pursuant to the authority conferred by such proxy.  Shareholders with shares registered directly in their names may revoke their proxy by (1) sending written notice of revocation to the Corporate Secretary, P.O. Box 2687, Chapel Hill, North Carolina 27515-2687, (2) submitting a subsequent proxy or (3) voting in person at the meeting.  If you plan to attend the meeting and you require directions, please call the Company at (919) 968-2200.  Attendance at the meeting will not by itself revoke a proxy.  A shareholder wishing to change his or her vote who holds shares through a bank, brokerage firm or other nominee must contact the record holder.

Voting Securities. On April 1, 2019, the Company had a total of 2,180,358 shares of common stock, no par value per share (“Common Stock”) outstanding, its only class of issued and outstanding capital stock. Of these shares, 1,888,682 shares are entitled to one vote per share and 291,676 shares are held by a subsidiary of the Company and, pursuant to North Carolina law, are not entitled to vote. A majority of the shares entitled to vote at the meeting, represented at the meeting in person or by proxy, will constitute a quorum.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on May 15, 2019. The Notice of Annual Meeting and Proxy Statement and the Company’s 2018 Annual Report (collectively, the “Proxy Materials”) are available on the Company’s website at http://www.invtitle.com/investors-proxy-materials. Shareholders that have arranged through their broker to receive the Proxy Materials electronically may also receive them online. Shareholders that hold their shares in a brokerage account may have the opportunity to receive future Proxy Materials electronically. Please contact your broker for information regarding the availability of this service.

Section 16(a) Beneficial Ownership Reporting Compliance. Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires directors, executive officers and all persons who beneficially own more than 10% of the Company’s securities to file reports with the Securities and Exchange Commission (the “SEC”) with respect to beneficial ownership of the Company’s securities. Based solely upon a review of copies of the filings that the Company received with respect to the fiscal year ended December 31, 2018, or written representations from certain reporting persons, the Company believes that all reporting persons filed all reports required by Section 16(a) in a timely manner during fiscal 2018.

General Information. A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as filed with the SEC, including copies of the exhibits to the Form 10-K, can be obtained without charge by contacting Investor Relations at investorrelations@invtitle.com or P.O. Box 2687, Chapel Hill, North Carolina 27515-2687.

CORPORATE GOVERNANCE

Code of Business Conduct and Ethics

The Company has a Code of Business Conduct and Ethics that is applicable to all of the Company’s employees, officers and directors, including its Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer. This Code addresses a variety of issues, including conflicts of interest, the protection of confidential information, insider trading and employment practices. It also requires strict compliance with all laws, rules and regulations governing the conduct of the Company’s business.

The Code of Business Conduct and Ethics is posted in the Corporate Governance area of the Investor Relations section of the Company’s website at www.invtitle.com. The Company intends to disclose future substantive amendments to or waivers from the Code of Business Conduct and Ethics on its website within two business days after such amendment or waiver.

Shareholder Communications with Directors

Shareholders can communicate with members of the Company’s Board of Directors in one of two ways. Shareholders may mail correspondence to the attention of the Corporate Secretary, P.O. Box 2687, Chapel Hill, North Carolina 27515-2687. Any correspondence sent via mail should clearly indicate that it is a communication intended for the Board of Directors. Shareholders may also use electronic mail to contact the Board of Directors at boardofdirectors@invtitle.com. The Corporate Secretary regularly monitors this email account. Any communication that is intended for a particular Board member or committee should clearly state the intended recipient.

The Corporate Secretary will review all communications sent to the Board of Directors via mail and email and will forward all communications concerning Company or Board matters to the Board members within five business days of receipt. If a communication is directed to a particular Board member or committee, it will be passed on only to that member or the members of that committee.  Otherwise, relevant communications will be forwarded to all Board members.

Independent Directors

The Board of Directors has determined that the following directors and nominees for director are independent directors within the meaning of the applicable listing standards of The Nasdaq Stock Market LLC (“Nasdaq”) and the Company’s Board of Directors Independence Standards: David L. Francis, Richard M. Hutson II, R. Horace Johnson, H. Joe King, Jr., James R. Morton and James H. Speed, Jr.  The Board of Directors Independence Standards can be found on the Company’s website at www.invtitle.com/investors-independence-standards.

Executive Sessions

Executive sessions that include only the independent members of the Board of Directors are held periodically.

Compensation Committee Interlocks and Insider Participation

Richard M. Hutson II, James R. Morton and James H. Speed, Jr. served on the Compensation Committee in the fiscal year ended December 31, 2018.  None of the directors who served on the Compensation Committee in fiscal 2018 served as one of our employees in fiscal 2018 or has ever served as one of our officers.  During fiscal 2018, none of our executive officers served as a director or member of the compensation committee (or other committee performing similar functions) of any other entity of which an executive officer served on our Board of Directors or Compensation Committee.

Board of Directors and Committees

During the fiscal year ended December 31, 2018, the Board of Directors held four meetings. All incumbent directors and nominees attended 75% or more of the aggregate number of meetings of the Board of Directors and committees of the Board on which they served.  The Company expects each of its directors to attend the Annual Meeting unless an emergency prevents them from attending. All of the Board members were present at the 2018 Annual Meeting.

The Company’s Board of Directors has a standing Audit Committee, Compensation Committee and Nominating Committee.

The Audit Committee.  During fiscal 2018, the Audit Committee was composed of Mr. Francis, Mr. Johnson and Mr. King.  The Audit Committee met eleven times during fiscal 2018.

The Audit Committee is directly responsible for overseeing the Company’s accounting and financial reporting processes and appointing, retaining, compensating and overseeing the Company’s independent registered public accounting firm and reviewing the scope of the annual audit proposed by the independent registered public accounting firm. In addition, the Audit Committee reviews and approves related party transactions and potential conflicts of interest and periodically consults with the independent registered public accounting firm on matters relating to internal financial controls and procedures. The Audit Committee is responsible for establishing and administering complaint procedures related to accounting and auditing matters.

The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is posted on the Company’s website at www.invtitle.com/investors-committees.  The Audit Committee reviews and assesses the adequacy of the charter on an annual basis.

The Board of Directors has determined that each member of the Company’s Audit Committee is “independent” as defined under applicable Nasdaq listing standards and SEC rules, including the special independence requirements applicable to Audit Committee members.  The Board of Directors has also determined that all of the current Audit Committee members—Mr. Francis, Mr. Johnson and Mr. King—are “audit committee financial experts” as defined under applicable SEC rules.   See “Audit Committee Report” below for the formal report of the Audit Committee for fiscal 2018.

The Compensation Committee.  During fiscal 2018, the Compensation Committee was composed of Mr. Hutson, Mr. Morton and Mr. Speed.  The Compensation Committee met two times during fiscal 2018.  The Board of Directors has determined that each member of the Compensation Committee is “independent” as defined under applicable Nasdaq listing standards.

The Compensation Committee operates under a written charter that can be found on the Company’s website at www.invtitle.com/investors-committees.  The Compensation Committee reviews and assesses the adequacy of the charter on an annual basis.

The Compensation Committee makes all compensation decisions for the Company’s executive officers and approves recommendations regarding equity awards for all of the Company’s elected officers.  The Compensation Committee may not delegate these responsibilities.  Decisions regarding non-equity compensation of all other officers and employees are made by the Company’s executive officers.

The Company’s Chief Executive Officer annually reviews the performance of each of the other executive officers with respect to achievement of the Company’s objectives.  Based on those reviews, the Chief Executive Officer makes recommendations with respect to compensation to the Compensation Committee.  The Compensation Committee then can exercise its discretion in modifying any recommended adjustments or awards to those executive officers based upon its evaluation of their performance as well as other aspects of our compensation objectives.

The Compensation Committee’s review of the Chief Executive Officer’s compensation is subject to separate procedures.  The Compensation Committee evaluates the Chief Executive Officer’s performance, reviews the Compensation Committee’s evaluation with him and, based on that evaluation and review, determines the amount of his salary adjustment and bonus award.  Consistent with the requirements of applicable Nasdaq listing standards, the Chief Executive Officer is excused from meetings of the Compensation Committee during voting deliberations regarding his compensation.

The Compensation Committee does not currently retain or use an executive compensation consultant for determining or recommending the amount or form of executive officer compensation.  In making compensation decisions, the Compensation Committee is guided by the objectives of our compensation program, the Compensation Committee’s own judgment and other information that it considers relevant.  Based on the cyclical nature of the Company’s business, the Compensation Committee believes that compensation of the executive officers should not be based on fixed formulas and that the prudent use of discretion in determining compensation is generally in the best interest of the Company and its shareholders.

See “Compensation Committee Report” below for the formal report of the Compensation Committee for fiscal 2018.  Decisions regarding the compensation of the Company’s directors are made by the Board of Directors, as described under “Compensation of Directors” below.

The Nominating Committee.  During fiscal 2018, the Nominating Committee was composed of Mr. Speed, Mr. Hutson and Mr. Johnson. The Nominating Committee met two times during fiscal 2018.

The Nominating Committee operates under a written charter that can be found on the Company’s website at www.invtitle.com/investors-committees.  The Nominating Committee reviews and assesses the adequacy of the charter on an annual basis.

The Board of Directors has determined that each member of the Company’s Nominating Committee is “independent” as defined under applicable Nasdaq listing standards.

The Nominating Committee is responsible for identifying, evaluating and recommending to the Board of Directors candidates for election to the Board of Directors as well as appropriate members for the Audit and Compensation Committees.  The slate of director nominees to be presented to shareholders is recommended to the Board of Directors by the Nominating Committee and determined by at least a majority vote of the members of the Board of Directors whose terms do not expire during the year in which the election of directors will occur.

Identification of Director Candidates

In recommending proposed nominees to the full Board, the Nominating Committee is charged with building and maintaining a Board that has an appropriate mix of talent and experience to achieve the Company’s business objectives.  In particular, the Nominating Committee considers all aspects of a candidate’s qualifications in the context of the needs of the Company at that point in time with a view to creating a Board with a diversity of experience and perspective.

At a minimum, the Nominating Committee believes that a director nominee must demonstrate character and integrity, have an inquiring mind, possess substantial experience at a strategy or policy-setting level, demonstrate an ability to work effectively with others, possess either high-level managerial experience in a relatively complex organization or experience dealing with complex problems, have sufficient time to devote to the affairs of the Company and be free from conflicts of interest with the Company and its subsidiaries.

Other factors the Nominating Committee considers when evaluating a potential director nominee are:

1.
Whether the candidate would assist in achieving a diversity of background and perspective among Board members, including but not limited to, with respect to age, gender, race, place of residence and specialized experience;

2.	The extent of the candidate’s business experience, technical expertise and specialized skills or experience;

3.	Whether the candidate, by virtue of particular experience relevant to the Company’s current or future business, will add specific value as a Board member; and

4.	Any other factors related to the ability and willingness of a candidate to serve, or an incumbent director to continue his or her service to, the Company.

While the Nominating Committee does not have a formal policy regarding diversity, the Nominating Committee believes that diversity is an important attribute and strives to nominate candidates with a mix of backgrounds, experiences, perspectives and skills so that, as a group the Board will possess an appropriate level of talent, skill and experience to fulfill the duties and responsibilities of the Board of Directors.  The Nominating Committee has determined that adding a female director would contribute to the overall mix represented on the Board and intends to identify appropriate candidates for potential future nomination to the Board.

The Nominating Committee believes that a majority of the members of the Company’s Board of Directors should be “independent” as defined under applicable Nasdaq listing standards and, as a result, it also considers whether a potential director nominee meets such independence standards. The Committee also requires that all members of the Audit Committee be financially literate pursuant to applicable Nasdaq listing standards and that at least one member of the Audit Committee be an “audit committee financial expert” as defined under SEC rules.  Therefore, the Nominating Committee considers whether a potential director nominee meets these criteria when evaluating his or her qualifications.

It is the policy of the Nominating Committee to consider all director candidates recommended by shareholders, provided that such recommendations are made in accordance with the procedures outlined below.  The Nominating Committee evaluates such candidates in accordance with the same criteria it uses to evaluate all other director candidates.

Any shareholder that wishes to recommend a director candidate to be considered for the 2020 Annual Meeting of Shareholders should send his or her recommendation to the attention of the Corporate Secretary, Investors Title Company, P.O. Box 2687, Chapel Hill, North Carolina 27515-2687, no later than December 14, 2019. The candidate’s name, age, business address, residential address, principal occupation, qualifications and the number of shares of Common Stock beneficially owned by the candidate must be provided with the recommendation. The shareholder must also provide a signed consent of the candidate to serve, if elected, as a director of the Company, and shall include all other information that would be required under the rules of the SEC in the proxy statement soliciting proxies for election of the director candidate.

The Company’s Bylaws provide that nominations for election to the Board of Directors may be made at any annual meeting by any shareholder of record entitled to vote on such election.  Such nominations must be submitted in writing to our Corporate Secretary at our principal office not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting, and in accordance with the procedures specified in our Bylaws.  The Company or the presiding officer at the annual meeting of shareholders may refuse to accept the nomination of any person that is not submitted in compliance with such procedures.

Board Leadership Structure

J. Allen Fine serves as both the Chairman of the Board of Directors and the Chief Executive Officer of Investors Title Company, and Richard M. Hutson II serves as the Lead Independent Director.

The Board of Directors does not have a general policy regarding the separation of the roles of Chairman and Chief Executive Officer.  Our bylaws permit these positions to be held by the same person, and the Board of Directors believes that it is in the best interests of the Company to retain flexibility in determining whether to separate or combine the roles of Chairman and Chief Executive Officer based on our circumstances.

The Board has determined that it is appropriate for Mr. Fine to serve as both Chairman and Chief Executive Officer (1) in recognition of his status as the founder of the Company and (2) because it provides an efficient structure that permits us to present a unified vision to our constituencies.

The Board of Directors has elected Mr. Hutson to serve as its Lead Independent Director.  The duties of the Lead Independent Director include presiding at the executive sessions of the independent directors, serving as liaison between the Chairman of the Board of Directors and the independent directors, approving information, meeting agendas and schedules for the Board of Directors and calling meetings of the independent directors.

The Board’s Role in Risk Oversight

Management is responsible for managing the risks that the Company faces.  The Board of Directors is responsible for overseeing management’s approach to risk management.  Management identifies material risks facing the Company on an ongoing basis and discusses those risks and the management of those risks with the Board of Directors or its committees, as appropriate.  While the Board of Directors has ultimate responsibility for overseeing management’s approach to risk management, various committees of the Board assist in fulfilling that responsibility.  In particular, the Audit Committee assists the Board in its oversight of risk management in the areas of financial reporting and internal controls.

COMPENSATION OF DIRECTORS

Directors who are not employees of the Company receive an annual retainer for Board services of $5,000 and an attendance fee of $2,500 for each meeting of the Board of Directors attended, in addition to actual travel expenses related to the meetings. Non-employee directors also receive a $750 fee for participating in a committee meeting, provided that the committee meeting is held on a day other than the regularly scheduled Board meeting date. The Audit Committee Chairperson receives an additional annual retainer of $500.  Directors who are employees of the Company are paid no fees or other remuneration for service on the Board or on any Board committee.

On May 16, 2018, the date of the Company’s 2018 Annual Meeting of Shareholders, each non-employee director was granted 750 stock appreciation rights (“SARs”) under the Company’s 2009 Stock Appreciation Rights Plan (the “2009 Plan”) with an exercise price of $188.71. Upon exercise of each SAR, a director is entitled to receive an amount (payable in shares of Common Stock) equal to the difference between the closing price of Common Stock on the business day immediately preceding the date of exercise and the exercise price.  The number of shares paid on exercise is determined by dividing this amount by the closing price of Common Stock on the business day immediately preceding the date of exercise. These SARs vest and become exercisable in four quarterly installments beginning June 30, 2018 and will expire on May 16, 2025.

The Board of Directors makes all decisions regarding the compensation of the members of the Board of Directors.  The Chief Executive Officer makes periodic recommendations regarding director compensation, and the Board of Directors may exercise its discretion in modifying any recommended compensation adjustments or awards to the directors.  The Board of Directors does not use a compensation consultant for determining or recommending the amount or form of director compensation.  The following table shows the compensation earned by each non-employee director for fiscal 2018:

2018 Director Compensation

Name (1)	Fees Earned or Paid In Cash ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Total ($)
David L. Francis	20,250	-	54,605	74,855
Richard M. Hutson II	15,000	-	54,605	69,605
R. Horace Johnson	20,250	-	54,605	74,855
H. Joe King, Jr.	20,750	-	54,605	75,355
James R. Morton	15,000	-	54,605	69,605
James H. Speed, Jr	15,000	-	54,605	69,605

(1)	J. Allen Fine, Chief Executive Officer and Chairman of the Board, James A. Fine, Jr., President, Chief Financial Officer and Treasurer, and W. Morris Fine, Executive Vice President and Secretary, are not included in this table as they are employees of the Company and do not receive additional compensation for their services as directors. The compensation received by Messrs. Fine, Fine, Jr. and Fine as employees of the Company is shown in the Summary Compensation Table on page 27.

(2)	The Company did not grant any stock awards during fiscal 2018. There were no stock awards outstanding at December 31, 2018 held by the directors.

(3)	The amounts shown in this column indicate the grant date fair value of SARs computed in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718. For additional information regarding the assumptions made in calculating these amounts, see Note 7 to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018. The aggregate number of SARs outstanding at December 31, 2018 held by directors was as follows:

Name	Outstanding SARs at Fiscal Year End
David L. Francis	4,750
Richard M. Hutson II	4,750
R. Horace Johnson	4,750
H. Joe King, Jr.	4,750
James R. Morton	4,750
James H. Speed, Jr.	4,750

The Company did not grant any options in fiscal 2018. There were no option awards outstanding at December 31, 2018 held by directors.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table indicates the persons known to the Company to be the beneficial owners of more than five percent (5%) of the Company’s outstanding Common Stock as of April 1, 2019. Unless otherwise indicated, all persons named as beneficial owners of Common Stock have sole voting power and sole investment power with respect to shares indicated.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (1)

Markel Corporation	213,300 (2)	11.29%
4521 Highwoods Parkway, Glen Allen, Virginia 23060

J. Allen Fine	196,475 (3)	10.40%
121 N. Columbia Street, Chapel Hill, North Carolina 27514

W. Morris Fine	178,809 (4)	9.47%
121 N. Columbia Street, Chapel Hill, North Carolina 27514

James A. Fine, Jr.	178,491 (5)	9.45%
121 N. Columbia Street, Chapel Hill, North Carolina 27514

Dimensional Fund Advisors LP	149,402 (6)	7.91%
Building One, 6300 Bee Cave Road,
Austin, Texas 78746

Groveland Capital LLC
Groveland Master Fund Ltd.
Nicholas J. Swenson
Seth Barkett
5000 West 36th Street, Suite 130, Minneapolis, Minnesota 55416
Air T, Inc.
3524 Airport Road, Maiden, North Carolina, 28650
GrizzlyRock Capital, LLC
GrizzlyRock GP, LLC
GrizzlyRock Value Partners, LP
Kyle Mowery
191 N. Wacker Drive, Suite 1500, Chicago, Illinois, 60606
Vivaldi Asset Management, LLC
Vivaldi Holdings, LLC
225 W. Wacker Drive, Suite 2100, Chicago, Illinois, 60606	111,568 (7)	5.91%

BlackRock, Inc.	109,408 (8)	5.79%

(1)	The percentages are calculated based on 1,888,682 shares outstanding as of April 1, 2019, which excludes 291,676 shares held by a wholly-owned subsidiary of the Company. The shares held by the subsidiary are not entitled to vote at the Annual Meeting.

(2)	The information included in the above table is based solely on Amendment No. 10 to Schedule 13G filed with the SEC on February 10, 2017.

(3)	This includes 151,099 shares held by a limited liability company of which J. Allen Fine is the manager and possesses sole voting and investment power with respect to such shares.

(4)	This includes 95,000 shares held by a limited partnership of which W. Morris Fine is a general partner and shares joint voting and investment power over such shares with James A. Fine, Jr. Such shares are also reflected in James A. Fine, Jr.’s beneficially-owned shares. Additionally, this includes 470 shares held by Mr. Fine’s wife and 3,582 shares held by other family members.

(5)	This includes 95,000 shares held by a limited partnership of which James A. Fine, Jr. is a general partner and shares joint voting and investment power over such shares with W. Morris Fine. Such shares are also reflected in W. Morris Fine’s beneficially-owned shares. Additionally, this includes 515 shares held by Mr. Fine’s wife and 1,525 shares held by other family members.

(6)	The information included in the above table is based solely on Amendment No. 9 to Schedule 13G filed by Dimensional Fund Advisors LP with the SEC on February 8, 2019. The Schedule 13G/A states as follows: “Dimensional Fund Advisors LP, an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager or sub-advisor to certain other commingled funds, group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the ‘Funds’). In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an advisor or sub-adviser to certain Funds. In its role as investment advisor, sub-adviser and/or manager, Dimensional Fund Advisors LP or its subsidiaries (collectively, ‘Dimensional’) may possess voting and/or investment power over the securities of the Issuer that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the Issuer held by the Funds. However, all securities reported in this schedule are owned by the Funds. Dimensional disclaims beneficial ownership of such securities. In addition, the filing of this Schedule 13G shall not be construed as an admission that the reporting person or any of its affiliates is the beneficial owner of any securities covered by this Schedule 13G for any other purposes than Section 13(d) of the Securities Exchange Act of 1934.”

(7)	The information included in the above table is based solely on a Schedule 13D filed with the SEC on October 7, 2015 by Groveland Capital LLC, Groveland Master Fund Ltd. and Nicholas J. Swenson (; GrizzlyRock Capital, LLC, GrizzlyRock GP, LLC, GrizzlyRock Value Partners, LP and Kyle Mowery; and Vivaldi Asset Management, LLC, Vivaldi Holdings, LLC, Air T, Inc. and Seth Barkett.

(8)	The information included in the above table is based solely on Amendment No. 1 to Schedule 13G filed by BlackRock, Inc. with the SEC on January 2, 2019. The reporting person has sole voting power over 106,971 shares and sole dispositive over 109,408 shares.

The table below sets forth the shares of Common Stock beneficially owned as of April 1, 2019 by each director and nominee for director, the executive officers named in the Summary Compensation Table, and all directors and executive officers as a group. Unless otherwise indicated, all persons named as beneficial owners of Common Stock have sole voting power and sole investment power with respect to shares indicated.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (1)
J. Allen Fine	196,475(2)	10.40%
W. Morris Fine	178,809(3)	9.47%
James A. Fine, Jr.	178,491(4)	9.45%
H. Joe King, Jr.	25,798(5)	1.36%
James R. Morton	17,146(6)	*
David L. Francis	10,211(7)	*
R. Horace Johnson	7,666(8)	*
Richard M. Hutson II	7,127(9)	*
James H. Speed, Jr.	5,372(10)	*
All Directors, Nominees for Director, and Executive Officers as a Group (9 persons)	532,095(11)	27.80%

* Represents less than 1%

(1)	The percentages are calculated based on 1,888,682 shares outstanding as of April 1, 2019, which excludes 291,676 outstanding shares held by a subsidiary of the Company. The shares held by the subsidiary are not entitled to vote at the Annual Meeting.

(2)	This includes 151,099 shares held by a limited liability company of which J. Allen Fine is the manager and possesses sole voting and investment power with respect to such shares.

(3)	This includes 95,000 shares held by a limited partnership of which W. Morris Fine is a general partner and shares joint voting and investment power over such shares with James A. Fine, Jr. Such shares are also reflected in James A. Fine, Jr.’s beneficially-owned shares. Additionally, this includes 470 shares held by Mr. Fine’s wife and 3,582 shares held by other family members.

(4)	This includes 95,000 shares held by a limited partnership of which James A. Fine, Jr. is a general partner and shares joint voting and investment power over such shares with W. Morris Fine. Such shares are also reflected in W. Morris Fine’s beneficially-owned shares. Additionally, this includes 515 shares held by Mr. Fine’s wife and 1,525 shares held by other family members.

(5)	This total includes 4,250 shares of Common Stock that Mr. King has the right to purchase under SARs that are presently exercisable or are exercisable within 60 days of April 1, 2019.

(6)	This total includes 4,250 shares of Common Stock that Mr. Morton has the right to purchase under SARs that are presently exercisable or are exercisable within 60 days of April 1, 2019.

(7)	This total includes 4,250 shares of Common Stock that Mr. Francis has the right to purchase under SARs that are presently exercisable or are exercisable within 60 days of April 1, 2019.

(8)	This total includes 4,250 shares of Common Stock that Mr. Johnson has the right to purchase under SARs that are presently exercisable or are exercisable within 60 days of April 1, 2019.

(9)	This total includes 4,250 shares of Common Stock that Mr. Hutson has the right to purchase under SARs that are presently exercisable or exercisable within 60 days of April 1, 2019.

(10)	This total includes 4,250 shares of Common Stock that Mr. Speed has the right to purchase under SARs that are presently exercisable or exercisable within 60 days of April 1, 2019.

(11)	For purposes of calculating this total, the 95,000 shares of Common Stock owned jointly by James A. Fine, Jr. and W. Morris Fine are only counted once. This total includes 25,500 shares of Common Stock that all directors, nominees for director and executive officers as a group have the right to purchase under SARs that are presently exercisable or are exercisable within 60 days of April 1, 2019.

PROPOSALS REQUIRING YOUR VOTE

Proposal 1 - Election of Directors

The Company’s Board of Directors is composed of nine members divided into three classes with staggered three-year terms for each class. Based on the recommendations of the Nominating Committee, the Board of Directors has nominated J. Allen Fine, David L. Francis and James H. Speed, Jr. for election to serve for a three-year period or until their respective successors have been elected and qualified.

Vote Required

The nominees will be elected if they receive a plurality of the votes cast for their election. Broker non-votes and abstentions will be counted for purposes of establishing a quorum, but will not be counted in the election of directors and therefore will not affect the election results if a quorum is present. It is the intention of the persons named as proxies in the accompanying proxy card to vote all shares represented by proxy for the three nominees listed below, unless the authority to vote is withheld. If any of the nominees should withdraw or otherwise become unavailable for reasons not presently known, the shares represented by proxy will be voted for three nominees including such substitutions as shall be designated by the Board of Directors. The shares represented by proxy in no event will be voted for more than three persons.

Effective with the 2020 Annual Meeting of Shareholders, the Board has adopted a Director Resignation Policy which provides that an incumbent director nominee, standing for election in an uncontested election of directors at an Annual Meeting of Shareholders, who receives a number of withhold votes greater than 50% of the votes cast with respect to that nominee’s election will offer his or her resignation to the Board.   The resignation will be effective if and when it is accepted by the Board.  As soon as practicable after the Board reaches a decision, the Company will publicly disclose the action taken by the Board regarding the director’s tendered resignation.

The Board unanimously recommends that you vote “FOR” the election of the three directors nominated to serve until the 2022 Annual Meeting of Shareholders.

The following provides information about each director nominee and continuing director, including information about each nominee’s and director’s business background and other experience, qualifications, attributes or skills that led to the conclusion that the nominee or director should serve on the Board of Directors.

Information Regarding Nominees for Election as Directors

Name	Age	Served as Director Since	Term to Expire
J. Allen Fine	84	1973	2022
David L. Francis	86	1982	2022
James H. Speed, Jr.	65	2010	2022

J. Allen Fine was the principal organizer of Investors Title Insurance Company and has been Chairman of the Board of the Company, Investors Title Insurance Company, and National Investors Title Insurance Company, since their incorporation. Mr. Fine served as President of Investors Title Insurance Company until February 1997, when he was named Chief Executive Officer. Additionally, Mr. Fine serves as Chief Executive Officer of the Company and National Investors Title Insurance Company, and Chairman of the Board of Investors Title Exchange Corporation, Investors Capital Management Company and Investors Trust Company. Mr. Fine is the father of James A. Fine, Jr., President, Chief Financial Officer and Treasurer of the Company, and W. Morris Fine, Executive Vice President and Secretary of the Company. During the past five years, Mr. Fine has served on the Board of Directors of Investors Title Company.

Mr. Fine was selected and qualified to serve on the Board of Directors because he is the founder of the Company and has extensive title insurance industry, operations and marketing experience as well as a strong executive background in real estate, strategic planning and business administration.

David L. Francis retired in 1997 as the President of Marsh Mortgage Company, a mortgage banking firm, and Marsh Associates, Inc., a property management company, where he had been employed since 1963. During the past five years, Mr. Francis has served on the Board of Directors of Investors Title Company.

Mr. Francis was selected and qualified to serve on the Board of Directors because he has extensive experience in mortgage lending, real estate and property management.

James H. Speed, Jr. served as President and Chief Executive Officer of North Carolina Mutual Life Insurance Company, the oldest and largest insurance company in America with roots in the African-American community, until his retirement in December 2015. During the past five years, Mr. Speed, a Certified Public Accountant, has served on the Boards of Directors of Investors Title Company, Brown Capital Management Funds, Centaur Mutual Funds, Chesapeake Investment Trust, Hillman Capital Management Investment Trust, M&F Bancorp, Inc., Starboard Investment Trust and WST Investment Trust.

Mr. Speed was selected and qualified to serve on the Board of Directors because he has a strong executive background and extensive experience in finance, public accounting and insurance.

Information Regarding Directors Continuing in Office

Name	Age	Served as Director Since	Term to Expire
W. Morris Fine	52	1999	2020
Richard M. Hutson II	78	2008	2020
R. Horace Johnson	74	2005	2020
James A. Fine, Jr.	57	1997	2021
H. Joe King, Jr.	86	1983	2021
James R. Morton	81	1985	2021

W. Morris Fine is Executive Vice President and Secretary of the Company, President and Chief Operating Officer of Investors Title Insurance Company and National Investors Title Insurance Company, President and Chairman of the Board of Investors Title Management Services, Inc., Vice President of Investors Title Exchange Corporation and Investors Title Accommodation Corporation, and Chief Financial Officer and Treasurer of Investors Trust Company and Investors Capital Management Company. Mr. Fine is the son of J. Allen Fine, Chief Executive Officer and Chairman of the Board of the Company, and brother of James A. Fine, Jr., President, Chief Financial Officer and Treasurer of the Company. During the past five years, Mr. Fine has served on the Board of Directors of Investors Title Company.

Mr. Fine was selected and qualified to serve on the Board of Directors because he has extensive title insurance industry, operations and marketing experience in addition to a background in public accounting and executive level management and strategic planning experience.

Richard M. Hutson II is a practicing attorney and, since 2006, has been the principal of Hutson Law Office, P.A., the successor firm to Hutson, Hughes and Powell P.A. in Durham, North Carolina. Mr. Hutson has been engaged in the practice of law since 1965 and served as a principal of Hutson, Hughes and Powell P.A. from 1993 to 2006. Additionally, he has served in leadership roles of local and national professional and civic organizations and during the past five years, has served on the Board of Directors of Investors Title Company.

Mr. Hutson was selected and qualified to serve on the Board of Directors because he has extensive experience in corporate and business law as well as corporate restructuring and governance matters, as well as in depth knowledge of the Company’s business as he has assisted the Company in various matters beginning with its formation in 1972

R. Horace Johnson retired in 2004 as managing partner of the Raleigh, North Carolina office of Ernst and Young LLC, a public accounting firm, where he had been employed since 1967. During this period, Mr. Johnson served in many firm leadership roles including serving as the managing partner for the North Carolina practice for three years, as a member of the operating committee of the Carolinas practice for five years, and as managing partner of the Raleigh office for 17 years until his retirement. During the past five years, Mr. Johnson has served on the Board of Directors of Investors Title Company.

Mr. Johnson was selected and qualified to serve on the Board of Directors because he has extensive experience in public accounting, management and strategic planning.

James A. Fine, Jr. is President, Chief Financial Officer and Treasurer of the Company, Executive Vice President, Chief Financial Officer and Treasurer of Investors Title Insurance Company, Executive Vice President and Chief Financial Officer of National Investors Title Insurance Company, Executive Vice President of Investors Title Management Services, Inc., President of Investors Title Exchange Corporation and Investors Title Accommodation Corporation, and Chief Executive Officer of Investors Trust Company and Investors Capital Management Company. Investors Title Insurance Company, National Investors Title Insurance Company, Investors Title Management Services, Inc., Investors Title Exchange Corporation, Investors Title Accommodation Corporation, Investors Capital Management Company and Investors Trust Company are all wholly-owned subsidiaries of the Company. Mr. Fine is the son of J. Allen Fine, Chief Executive Officer and Chairman of the Board of the Company, and brother of W. Morris Fine, Executive Vice President and Secretary of the Company. During the past five years, Mr. Fine has served on the Board of Directors of Investors Title Company.

Mr. Fine was selected and qualified to serve on the Board of Directors because he has extensive title insurance industry, operations and marketing experience in addition to a background in investment strategy and executive level management and strategic planning experience.

H. Joe King, Jr. retired as President and Chairman of the Board of Home Federal Savings & Loan Association in Charlotte, North Carolina and its parent company, HFNC Financial Corporation, in 1998, where he had been employed since 1962. During the past five years, Mr. King has served on the Board of Directors of Investors Title Company.

Mr. King was selected and qualified to serve on the Board of Directors because he has extensive experience in banking, finance, investments and mortgage lending.

James R. Morton was President of J. R. Morton Associates from 1968 until his retirement in 1988. He is currently President of TransCarolina Corporation, a real estate investment company, where he has been employed since 1995. During the past five years, Mr. Morton has served on the Board of Directors of Investors Title Company.

Mr. Morton was selected and qualified to serve on the Board of Directors because he has extensive experience in strategic planning, business administration and investments.

Proposal 2 – Advisory Vote to Approve Executive Compensation

This Proposal 2 enables the Company’s shareholders to cast a non-binding, advisory vote to approve the compensation of the named executive officers as disclosed in this Proxy Statement in accordance with the rules of the SEC.

The Compensation Committee believes that the ultimate objective of an effective executive compensation program is to reward the accretion of stockholder value over the long-term. The Compensation Committee seeks to align the interests of our executives with those of our shareholders; retain executives with the skills, experience and vision to lead the Company; promote fairness, executive performance and long-term commitment to the Company; and maintain a compensation program that is affordable and administratively efficient. Please read the “Executive Compensation” section beginning on page 21 and “Corporate Governance—Board of Directors and Committees—Compensation Committee” section beginning on page 4 for additional details about our compensation program and the compensation of our executive officers, including the compensation of our named executive officers for fiscal 2018.

We are asking our shareholders to indicate their support for our executive compensation program as described in this Proxy Statement. This Proposal 2 gives our shareholders the opportunity to express their views on the compensation of our named executive officers. This vote is not intended to address any specific term of compensation, but rather the overall compensation of our named executive officers as disclosed in this Proxy Statement. Accordingly, we are asking our shareholders to vote “FOR” the following resolution at the annual meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in the Proxy Statement for the 2019 Annual Meeting of Shareholders pursuant to the SEC’s compensation disclosure rules, including the executive compensation tables, narrative discussion and any related materials, is hereby APPROVED.”

Although the vote on this Proposal 2 regarding the compensation of our named executive officers is not binding, we value the opinions of our shareholders and will consider the result of the vote when determining future executive compensation arrangements.

Vote Required

The affirmative vote of a majority of the votes cast on the proposal is required to approve, on an advisory basis, the resolution approving the compensation paid to our named executive officers. Abstentions and broker non-votes will not be counted as votes cast on the proposal.

The Board of Directors unanimously recommends that you vote “FOR” the advisory resolution approving the compensation paid to our named executive officers.

Proposal 3 – Advisory Vote on Frequency of Advisory Vote to Approve Executive Compensation

As described in Proposal 2 above, we are providing our shareholders with the opportunity to cast a non-binding, advisory vote to approve the compensation paid to our named executive officers. The advisory vote described in Proposal 2 above is referred to as a “Say-on-Pay” vote. In Proposal 3, we are providing shareholders with an opportunity to cast a non-binding, advisory vote on the frequency with which we should conduct a Say-on-Pay vote in the future. Under this Proposal 3, shareholders may vote in favor of holding this advisory vote every year, every two years, or every three years beginning with the 2019 Annual Meeting of Shareholders. Section 14A of the Exchange Act requires that we submit this proposal to shareholders at least once every six years.

At the 2013 Annual Meeting of Shareholders, a majority of shareholders voted, in a non-binding, advisory vote, that future shareholder Say-on-Pay votes should be held every three years. The Board of Directors had recommended a vote for holding of Say-on-Pay votes every three years. In light of the shareholder vote and other factors it considered, the Board of Directors determined that the Company would hold future say-on-pay votes every three years until the next advisory vote on the frequency of Say-on-Pay votes.

After consideration, our Board of Directors believes that the advisory vote by our shareholders to approve executive compensation should be held every three years. Our Board of Directors believes that giving our shareholders the right to cast an advisory vote to approve the compensation of our named executive officers every three years is the best approach for the Company and its shareholders. We make this recommendation based on several considerations, including the fact that holding the advisory vote every three years will give our Board of Directors and Compensation Committee sufficient time to thoughtfully consider the results of the advisory votes and to implement any desired changes to our executive compensation program. A three-year voting cycle will also provide our shareholders with sufficient time to evaluate the effectiveness of our executive compensation practices and the related business outcomes for the Company before being asked to cast the next advisory vote.

Although non-binding, our Board of Directors and the Compensation Committee will carefully review the voting results. Notwithstanding our Board of Directors’ recommendation and the outcome of the shareholder vote, the Board of Directors may decide that it is in the best interests of our shareholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by our shareholders.

Vote Required

Approval, on an advisory basis, of the frequency for holding future advisory votes to approve the compensation of our named executive officers will require the affirmative vote of a majority of the votes cast on the proposal. Abstentions and broker non-votes will not be counted as being cast on the proposal.

The Board of Directors unanimously recommends that you vote “EVERY THREE YEARS” for the advisory proposal on the frequency of future advisory votes to approve executive compensation.

Proposal 4 – Approval of 2019 Stock Appreciation Rights Plan

On March 11, 2019, the Board of Directors adopted, subject to stockholder approval, the Investors Title Company 2019 Stock Appreciation Rights Plan (the “Plan”). The Plan reserves 250,000 shares of Common Stock for issuance of stock appreciation Rights (“SARs”) to key employees, officers, directors and consultants of the Company and its subsidiaries.

As described under “Executive Compensation—Compensation Discussion and Analysis” and “Compensation of Directors,” equity-based incentive awards are periodically provided to officers and directors in order to closely link their interests with those of the Company’s shareholders, reward performance and encourage long-term commitment. By delivering value only when the market price of the Common Stock increases, such awards provide an incentive for officers and directors to manage the Company from the perspective of an owner with an equity stake.

With these purposes in mind, equity-based incentives have been provided to key employees, officers and directors for a number of years under the 2001 Stock Option and Restricted Stock Plan, as amended, which expired February 11, 2011, the 1997 Stock Option and Restricted Stock Plan, which expired March 9, 2007, and the 2009 Stock Appreciation Rights Plan, which expired March 2, 2019 (collectively, the “Prior Plans”). Under the Prior Plans, 25,500 shares of Common Stock are subject to outstanding grants. As the Prior Plans have expired, there will be no future grants under these plans. Outstanding grants under the Prior Plans will continue in effect until exhausted or expired.

The Plan being proposed for approval at the meeting is intended to increase the reserve of Common Stock available for SAR grants to continue to provide equity-based incentive compensation to our key employees, officers and directors that is consistent with the Company’s long-term strategic objectives and the objectives of the executive compensation program.

The following is a summary of the principal terms and provisions of the Plan. The full text of the Plan is attached to this proxy statement as Appendix A. Please refer to Appendix A for a more complete description of the terms of the Plan.

Description of the Plan

The Plan provides that up to 250,000 shares of Common Stock will be available for grants of SARs. The total number of shares that may be issued to any one participant with respect to SARs granted under the Plan may not exceed an aggregate of 50,000 shares of Common Stock. Unless sooner terminated as provided in the Plan, the Plan will terminate on March 11, 2029, and no SARs may be granted under the Plan after such date. If any SAR granted pursuant to the Plan expires or terminates for any reason before it has been exercised in full, the unpurchased shares of Common Stock subject to that SAR will again be available for the purposes of the Plan.

The Plan will be administered by the Compensation Committee of the Board of Directors (the “Committee”) or, to the extent required, a subcommittee of at least two members of the Compensation Committee who are “non-employee” directors within the meaning of Rule 16b-3 promulgated under the Exchange Act.

The Committee in its sole discretion will determine the key employees, officers and directors whom shall be granted SARs under the Plan, the number of SARs to be granted, the exercise price and duration of each SAR, the corporate or individual performance or other vesting requirements for SARs, and any other terms and conditions of SARs granted under the Plan.  The Board of Directors may also grant SARs from time to time to consultants who are not employees of our Company.

The exercise price of SARs granted under the Plan will be determined by the Committee at the time of the grant, but may not be less than 100% of the closing market price of Common Stock on the business day immediately preceding the date of grant.  The Committee will determine at the time of the grant the dates on which SARs will become exercisable and may accelerate the scheduled exercise date of a SAR if it deems appropriate.   No SAR may expire later than ten years from the date of grant.

Upon exercise of a SAR, the grantee will be entitled to receive an amount (payable in shares of Common Stock, cash or combination of each as determined by the Committee) equal to the difference between the closing market price of the Company’s common stock on the business day immediately preceding the date of exercise and the exercise price.

Unless otherwise provided in the applicable SAR award agreement, a SAR will terminate if the SAR holder ceases to be employed by the Company, or any parent or subsidiary, for any reason other than death or disability.  In the event a SAR holder becomes disabled while employed by the Company, a SAR may be exercised at any time within three months after the date of termination due to disability unless a longer or shorter period is provided in the applicable SAR award agreement.  If a SAR holder dies while employed by the Company, or any parent or any subsidiary, the SAR award will expire one year after the date of death, unless a longer or shorter period is specifically provided in the applicable SAR award agreement.

If the Company becomes a party to any merger or consolidation in which it is not the surviving entity or pursuant to which the Company’s shareholders exchange their common stock, or if the Company is dissolved or liquidated or sells all or substantially all of its assets, all SARs outstanding under the Plan will, unless otherwise provided in the applicable SAR award agreement, terminate on the effective date of such event.  Prior to such effective date, however, the Committee may, in its discretion, (i) make any or all outstanding SARs immediately exercisable, (ii) authorize a payment to any SAR holder that approximates the economic benefit that he would realize if his SAR were exercised immediately before such effective date, (iii) authorize a payment in such other amount as it deems appropriate to compensate any SAR holder for the termination of a SAR, or (iv) arrange for the granting of a substitute SAR to any SAR holder.

The number and class of shares available under the Plan and the exercise price per each share covered by a SAR will be adjusted appropriately in the event of stock splits and combinations, share dividends and similar changes in capitalization.

The Plan provides that the Board of Directors may terminate, amend or revise the terms of the Plan at any time, except that no amendment or revision shall, without approval of the shareholders, (i) increase the maximum aggregate number of shares subject to the Plan, except as permitted by the Plan in order to make appropriate adjustments for stock splits, share dividends or similar changes in common stock; (ii) change the minimum purchase price for shares subject to SARs granted under the Plan; (iii) extend the maximum duration of ten years established under the Plan for any SAR award; or (iv) permit the granting of a SAR award to anyone other than eligible participants under the terms of the Plan.

 Federal Income Tax Consequences

The Plan is intended to comply with Section 409A of the Code, to the extent applicable.  The Company reserves the right to amend the Plan or any award granted under the Plan, by action of the Committee, without the consent of any affected participant, to the extent deemed necessary or appropriate for purposes of maintaining compliance with Section 409A of the Code and the regulations promulgated thereunder.

Plan Benefits

Because the Plan is discretionary, it is not possible to determine or estimate the benefits or amounts that may be granted in the future to employees, officers or directors under the Plan.

Registration with the SEC

We intend to file a Registration Statement on Form S-8 relating to the issuance of shares of Common Stock under the Plan with the SEC pursuant to the Securities Act of 1933, as amended, as soon as practicable after approval of the Plan by our shareholders.

Vote Required

Approval of the Plan will require a majority of the votes cast at a meeting at which a majority of the outstanding shares of Common Stock entitled to vote are present in person or by proxy.   Abstentions and broker non-votes will not be counted as votes cast on the proposal.

The Board unanimously recommends that you vote “FOR” the proposal to approve the 2019 Stock Appreciation Rights Plan.

Proposal 5 – Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee selected Dixon Hughes Goodman LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019.  Dixon Hughes Goodman LLP served as our independent registered public accounting firm since 2004, including for the fiscal year ended December 31, 2018, and its representatives are expected to attend the Annual Meeting and to be available to respond to appropriate questions.  They will have the opportunity to make a statement if they wish to do so.

We are presenting this selection to our shareholders for ratification at the Annual Meeting.  If the shareholders fail to ratify the selection, the Audit Committee will reconsider its selection of Dixon Hughes Goodman LLP.

Vote Required

Approval of the ratification of the appointment of the independent registered public accounting firm will require the affirmative vote of a majority of the votes cast on the proposal.  Abstentions and broker non-votes will not be counted as votes cast for the purpose of ratifying the selection of Dixon Hughes Goodman LLP.

The Board unanimously recommends that you vote “FOR” the proposal to ratify the appointment of Dixon Hughes Goodman LLP as the Company’s independent registered public accounting firm for fiscal 2019.

Audit and Non-Audit Fees

Aggregate fees for professional services rendered by our independent registered public accounting firm, Dixon Hughes Goodman LLP, for the years ended December 31, 2018 and 2017 are set forth below.

	2018	2017
Audit Fees (1)	$380,000	$362,500
Audit-Related Fees	-	-
Tax Fees (2)	104,409	102,000
All Other Fees	-	-
Total Fees	$484,409	$464,500

(1)
In 2018 and 2017, audit fees consisted of the audit of the financial statements, reviews of the quarterly financial statements, services rendered in connection with statutory and regulatory filings and services related to internal control over financial reporting.

(2)	Tax fees consisted primarily of tax compliance services.

Audit and Non-Audit Services Pre-Approval Policy

The Audit Committee has adopted an Audit and Non-Audit Services Pre-Approval Policy for pre-approving all audit and permissible non-audit services provided by the independent registered public accounting firm.

Each year, the Audit Committee pre-approves independent registered public accounting firm services and associated fee ranges within the categories of Audit Services, Audit-Related Services, Tax Services and Other Services.

Throughout the year, circumstances may arise that require the engagement of the independent registered public accounting firm for additional services that were not contemplated by the existing pre-approval categories.  In that case, the Audit and Non-Audit Services Pre-Approval Policy requires specific approval by the Audit Committee of such services before engaging the independent registered public accounting firm.  To ensure the prompt handling of such matters, the Audit Committee has granted pre-approval authority to its Chairman.  The Chairman reports any pre-approval decisions made at the next Audit Committee meeting.

During 2018 and 2017, none of the services provided to the Company by the independent registered public accounting firm under the categories Audit-Related Services and Tax Services described above were approved by the Audit Committee after such services were rendered pursuant to the de minimis exception established under SEC regulations.

AUDIT COMMITTEE REPORT

The Audit Committee is directly responsible for overseeing the accounting and financial reporting processes of the Company and appointing, retaining, compensating and overseeing the work of the independent registered public accounting firm.  Management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles.  The independent registered public accounting firm is responsible for auditing those financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States of America.

The independent registered public accounting firm provided the Audit Committee with the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence.  The Audit Committee discussed with the independent registered public accounting firm any relationships that may have an impact on its objectivity and independence.  Finally, the Audit Committee considered whether the independent registered public accounting firms’ performance of services, other than audit services, is compatible with maintaining the independence of the independent registered public accounting firm.

The Audit Committee discussed and reviewed with management and the independent registered public accounting firm the audited financial statements as of and for the year ended December 31, 2018.  The Audit Committee discussed with the independent registered public accounting firm those matters required to be discussed by Auditing Standard No. 1301, “Communications with Audit Committees,” as adopted by the Public Company Accounting Oversight Board (United States).  The Audit Committee reviewed with the independent registered public accounting firm its audit plans, audit scope and identification of audit risks.

Based on the reviews and discussion referenced above, the Audit Committee recommended to the Board of Directors that the audited financial statements of the Company be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2018, for filing with the SEC.

Submitted by the Audit Committee of the Board of Directors:
H. Joe King, Jr., Chairman
David L. Francis
R. Horace Johnson

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis included below with management and, based on such review and discussions, recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

Submitted by the Compensation Committee of the Board of Directors.

Richard M. Hutson II, Chairman
James R. Morton
James H. Speed, Jr.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The Compensation Committee is responsible for setting the compensation of the named executive officers listed in the Summary Compensation Table.  The ensuing discussion and analysis of the material elements of the Company’s executive compensation program focuses on the following:

●	the philosophy and objectives of the compensation program, including the results and behaviors the program is designed to reward;

●	the process used to determine executive compensation;

●	the role of shareholder say-on-pay votes;

●	each element of compensation (see “Elements of Executive Compensation” section below);

●	the reasons why the Committee chooses to pay each element;

●	how the Committee determines the amount of each element; and

●	how each element and the Committee’s decisions regarding that element fit into the Committee’s stated objectives and affect the Committee’s decisions regarding other elements.

Philosophy and Objectives of the Executive Compensation Program

The Compensation Committee believes that the ultimate objective of an effective executive compensation program is to reward the accretion of shareholder value over the long term.  In keeping with this philosophy, the Compensation Committee has designed the Company’s executive compensation program to reward the achievement of the Company’s objectives and to align the interests of executives with those of shareholders.

Retention of talented executives with the skills, experience and vision to lead the Company is integral to the Company’s success.  However, given the Company’s history as a family-managed company and the substantial equity interest held by our named executive officers, the Compensation Committee’s philosophy tends to focus on fairness, executive performance and long-term commitment.

To support the over-arching objective of the accretion of shareholder value, a significant focus of the executive compensation program is to reward the attainment of short-term and long-term Company objectives and to provide the proper motivation for the executive officers to strive to achieve those objectives.

While the Compensation Committee does review stock performance in making its compensation decisions, it places relatively low emphasis on short-term stock performance as a measurement of Company and executive performance.  The Compensation Committee feels this is appropriate since short-term movements in stock price are subject to factors unrelated to performance and beyond the control of executive officers, including factors affecting the securities markets generally. The Company’s management strives to build shareholder value by meeting customer needs, building cash flow and return on assets, promoting operational excellence and strategic innovation and improving the Company’s financial performance, including improvements in revenues, net income and other financial performance metrics.  The pursuit of such short-term and long-term objectives is not always consistent with producing short-term stock price increases, but the Compensation Committee believes that taking a broader view will demand performance that is more likely to maximize return to the shareholders over time.  The Compensation Committee believes that there are many ways in which its executive officers and other executives contribute to building a successful company. While the Company’s financial statements and stock price should eventually reflect the results of those efforts, many long-term strategic decisions made in pursuing the growth and development of the Company may have little visible impact on stock price in the short term.

Finally, the Compensation Committee’s philosophy considers the cyclical nature of the Company’s business, which is strongly influenced by factors external to the Company, such as prevailing mortgage interest rates, wage growth and employment rates, and overall economic activity in the markets the Company serves.  Because these factors are beyond the control of the executive officers, the Compensation Committee does not attempt to solely link annual operating results with annual compensation.  Instead, the Compensation Committee focuses on the accretion of shareholder value over time, among other measures, in evaluating the performance of the executive officers and in designing the executive compensation program.

In summary, the Company’s executive compensation program is designed to support five objectives:

●	aligning executives’ interests with those of shareholders;

●	promoting and rewarding the fulfillment of annual and long-term objectives;

●	promoting and rewarding long-term commitment;

●	maintaining internal compensation equity; and

●	competing for talent in order to retain executives with the skills and attributes the Company needs.

Determining Executive Compensation

The Compensation Committee makes all compensation decisions for the named executive officers and approves recommendations regarding equity awards for all of the Company’s elected officers.  Decisions regarding non-equity compensation of all other officers and employees are made by the Company’s named executive officers.

The Chief Executive Officer annually reviews the performance of each of the other named executive officers in connection with the Company’s attainment of its objectives.  Based on those reviews, the Chief Executive Officer makes recommendations with respect to compensation to the Compensation Committee.  The Compensation Committee then can exercise its discretion in modifying any recommended adjustments or awards to those named executive officers based upon its evaluation of their performance as well as other aspects of the Compensation Committee’s compensation philosophy.

The Compensation Committee’s review of the Chief Executive Officer’s compensation is subject to separate procedures.  The Compensation Committee evaluates the Chief Executive Officer’s performance, reviews the Compensation Committee’s evaluation with him and, based on that evaluation and review, determines the amount of salary adjustment and incentive award.  Consistent with the applicable requirements of Nasdaq listing standards, the Chief Executive Officer is excused from meetings of the Compensation Committee during voting deliberations regarding his compensation.

In making compensation decisions, the Compensation Committee is guided by its executive compensation philosophy, its own judgment and other sources of information that it considers relevant.  In addition, the Compensation Committee annually reviews tally sheets showing each executive officer’s compensation history with respect to each element of compensation for a period of five years.  The Compensation Committee does not currently retain or use an executive compensation consultant for determining or recommending the amount or terms of executive compensation.

Based upon the cyclical nature of the Company’s business, the Compensation Committee believes that compensation of the executive officers cannot be based upon fixed formulas and that the prudent use of discretion in determining compensation will generally be in the best interests of the Company and its shareholders.  Accordingly, in the exercise of its discretion, the Compensation Committee approves and determines compensation, and may approve changes in compensation that it considers to be appropriate to award performance or otherwise to provide incentives toward fulfilling the philosophy and objectives of our executive compensation program.

Role of Shareholder Say-on-Pay Votes

Since 2013, we have provided our shareholders with the opportunity to cast an advisory vote on executive compensation (a Say-on-Pay proposal) every three years.  At the Company’s annual meeting of shareholders held in May 2016, shareholders overwhelmingly approved the Company’s executive compensation with approximately 98% of the votes cast in favor.  The Compensation Committee believes this vote affirms the shareholders’ support of the Company’s approach to executive compensation and did not make specific changes to our executive compensation program in response to the vote.  The Compensation Committee will also continue to consider the outcome of the Company’s Say-on-Pay votes when making future compensation decisions for the named executive officers.

Elements of Executive Compensation

The principal components of our executive compensation program for the named executive officers are generally:

●	base salaries;

●	annual incentive bonuses;

●	long-term equity incentive awards;

●	benefits under employment agreements;

●	potential payments and benefits upon change of control; and

●	benefits and perquisites.

Base Salaries.  Base salaries represent a usual and expected component of executive compensation, and are paid to provide executives with a fixed level of compensation.  In setting base salaries for the executive officers, the Compensation Committee considered the following factors:

●	the responsibilities and critical leadership role of the executives;

●	the experience and individual performance of the executives, and their contribution to the Company’s strategic initiatives;

●	the Company’s financial performance, judged in light of external market factors;

●	the Company’s stock price performance, in absolute terms and relative to its peers and the market as a whole;

●	the Compensation Committee’s evaluation of market demand for executives with similar capability and experience;

●	the Compensation Committee’s desire to strike an appropriate balance between the fixed elements of compensation and the variable performance-based elements; and

●	obligations under employment agreements.

Salary levels are generally considered annually as part of the Company’s performance review process, or upon a promotion or other change in job responsibility.  For fiscal 2018, each of the named executive officers received an increase in base salary, reflected as a percentage of fiscal 2017 base salary, as follows:  J. Allen Fine – 3.0%; James A. Fine, Jr. – 3.4%; W. Morris Fine – 3.4%.  These increases were provided to each of the named executive officers in recognition of their leadership in the Company’s outstanding performance.

Annual Incentive Bonuses.  Discretionary annual incentive bonuses are provided to reward performance and motivate the executives to achieve the Company’s short-term and long-term objectives.  In determining annual incentive bonus amounts, the Compensation Committee seeks to link a substantial portion of each individual’s total annual compensation to the attainment of these objectives.  In determining annual incentive bonus amounts, the Compensation Committee considers each executive’s level of responsibility and degree of influence on the Company’s objectives, as well as the Compensation Committee’s desire to strike an appropriate balance between the fixed elements of compensation and the variable performance-based elements.  By design, at-risk pay for the named executive officers is generally a significant component of the total compensation package, between 55% and 70% of potential total cash compensation.

Grants of incentive bonuses are based primarily upon the attainment of the Company’s short-term and long-term objectives.  The incentive bonus compensation for any given year is not tied to target amounts by a specific fixed formula.  In determining the incentive bonus amounts, the Compensation Committee reviews the Company’s progress toward meeting its objectives, and each executive officer’s contribution toward that progress, in the context of award amounts from prior years, as well as the Compensation Committee’s judgment and use of discretion.

The annual incentive bonus for each of J. Allen Fine, James A. Fine, Jr. and W. Morris Fine increased to $800,000 for fiscal 2018.  This reflects the Committee’s continued recognition of the performance of the named executive officers and their contribution toward the Company attaining a return on equity of 12.39%, profit margin of 14.01% and operating margin of 17.32%.

Long-Term Equity Incentive Awards.  The Compensation Committee periodically considers awarding equity-based incentives to the named executive officers in order to closely link the interests of the program participants with those of shareholders, reward short-term performance and encourage long-term commitment.  By delivering value only when the value of the Company’s stock increases, equity-based incentives motivate executives to focus on managing the Company from the perspective of an owner with an equity stake in the Company.  In the Compensation Committee’s opinion, past equity-based incentive awards were successful in focusing senior management on building profitability and shareholder value.

The Compensation Committee does not follow the practice of making annual or other periodic awards to individuals who are determined to be eligible to participate in equity incentive plans.  However, the Compensation Committee does regularly evaluate the stock ownership of key employees, including the named executive officers, and, when it deems it appropriate, makes awards in accordance with the philosophy outlined above.

Prior to its expiration in March 2019, all equity awards were made in the form of SARs under the 2009 Plan, which shareholders approved on May 20, 2009. SARs generally become exercisable at any time on or after the first anniversary date of the grant date and no more than 50,000 options may be granted to one individual under the 2009 Plan. No new SARs were granted to the executive officers in 2018.

Benefits Under Employment Agreements.  ITIC has entered into employment agreements with the named executive officers under which they are entitled to certain compensation and benefits, including severance benefits.  These agreements are intended to provide employment security by specifying minimum base salaries and benefits.  Additionally, under these agreements, the executive officers agree to certain non-competition and non-solicitation covenants.  For additional information regarding these employment agreements see “ — Summary Compensation Table — Employment Agreements” below.  For detailed information regarding severance benefits, see “ — Potential Payments Upon Termination or Change in Control” below.

Potential Payments and Benefits Upon Change in Control.  Under their employment agreements, the named executive officers are entitled to certain severance payments if they terminate employment because of a change in control, as well as a salary increase of 100% if a change in control does not result in termination of employment.

The arrangements were established because:

●
it is in the best interest of the Company and its shareholders to assure that the Company will have the continued dedication of the Company’s named executive officers notwithstanding the possibility, threat or occurrence of a change in control; and

●	it is imperative to diminish the inevitable distraction to such executive officers by virtue of the personal uncertainties and risks created by a pending of threatened change in control.

For detailed information regarding severance benefits payable in connection with a termination because of a change in control, see “— Potential Payments Upon Termination or Change in Control” below.

Benefits and Perquisites.  The Company provides all eligible employees, including the named executive officers, with a benefit program that the Compensation Committee believes is reasonable, competitive and consistent with the overall objectives of the compensation program.

The named executive officers are eligible to participate in the Company’s group insurance program, which during fiscal 2018 included group health, dental, vision and life insurance, as well as short and long term disability insurance.  Other benefits offered during fiscal 2018 included flexible spending accounts and a pretax premium plan, paid sick leave, paid holidays and paid vacations.

  Under the Company’s 401(k) plan, the Company makes contributions amounting to 3% of compensation for each eligible employee.  The Company may make additional contributions under the profit share provisions of the plan.  For the 2018 plan year, the Company contributed an additional 1% of compensation for eligible employees under the profit share provisions of the plan.  In 2017, a contribution of 3% of compensation was made to eligible employees under the profit share provisions of the plan. The named executive officers receive an annual supplemental retirement cash payment equal to the amount that would have been contributed to their 401(k) plan accounts if the contributions to the 401(k) plan were not limited under federal tax laws.

The Company provides Company-owned vehicles to certain officers and employees who hold positions requiring frequent travel.  The Company does not prohibit the personal use of Company-owned vehicles, but the value of any personal use is treated as taxable compensation.  Each of the executive officers is assigned a Company-owned vehicle, and may use the vehicle for personal use according to the Company’s policy covering all Company-owned vehicles.

James A. Fine, Jr. and W. Morris Fine are also parties to Death Benefit Plan Agreements, which provide that, in the event of death, certain amounts payable under their respective employment agreements will be paid in a lump sum within 60 days of death to their respective beneficiaries.  Under each agreement, the respective beneficiary would also be paid a lump sum amount equal to $2,000,000 subject to adjustments as described under  “— Potential Payments Upon Termination or Change in Control  James A. Fine Jr. and W. Morris Fine” below.    The agreements are provided to minimize the distraction to the executive officers of personal risks and uncertainties.

As a matter of policy, the Compensation Committee does not award personal benefits or perquisites that are unrelated to the Company’s business. The Compensation Committee reviews and approves annually all benefits and perquisites paid to our named executive officers.

In the past, the Compensation Committee provided benefits to named executive officers pursuant to two non-qualified plans.  The Non-Qualified Supplemental Retirement Benefit Plan of the Company’s wholly-owned subsidiary, Investors Title Insurance Company (“ITIC”) is an unfunded defined contribution plan designed to provide additional retirement benefits on a tax deferred basis for select management or highly compensated employees.   The Non-Qualified Deferred Compensation Plan of ITIC is an unfunded defined contribution plan designed to provide additional retirement benefits on a tax deferred basis for select management or highly compensated employees.   No contributions have been made to either of these plans for the named executive officers in the past three years and each named executive officer’s account balance was zero at December 31, 2018.  The Compensation Committee does not presently intend to provide benefits to the named executive officers under these plans going forward.

Tax and Accounting Implications

Deductibility of Executive Compensation.  As part of its role, the Compensation Committee reviews and considers the tax deductibility of executive compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), which provides that a public company is generally not entitled to deduct for federal income tax purposes compensation paid to any of its “covered employees” in excess of $1.0 million.   Historically, Section 162(m) exempted “performance-based compensation” from the deduction limit if certain requirements were met.

However, this exemption was repealed by legislation signed into law on December 22, 2017, generally referred to as the 2018 Tax Cuts and Jobs Act. In addition, that Act expanded the persons considered to be covered employees to include the Company’s chief financial officer. The Committee continues to evaluate the changes to Section 162(m) and their significance to our compensation programs; however, to maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Compensation Committee has not adopted a policy that all compensation must be deductible for federal income tax purposes.

Accounting for Stock-Based Compensation.  The Company accounts for stock-based payments in accordance with the requirements of FASB ASC Topic 718, Stock Compensation.

Summary Compensation Table

The table below summarizes the total compensation for each of the named executive officers for each of the fiscal years ended December 31, 2018, December 31, 2017 and December 31, 2016, respectively.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	All Other Compensation ($)(2)	Total ($)
J. Allen Fine Chief Executive Officer and Chairman of the Board	2018 2017 2016	422,900 405,250 367,166	800,000 755,400 750,000	61,333 60,095 44,135	1,248,233 1,220,745 1,161,301
James A. Fine, Jr. President, Chief Financial Officer and Treasurer	2018 2017 2016	360,000 343,933 311,600	800,000 753,600 750,000	58,827 57,610 44,134	1,218,827 1,155,143 1,105,734
W. Morris Fine Executive Vice President & Secretary	2018 2017 2016	360,000 343,933 311,600	800,000 753,000 750,000	62,275 60,489 45,657	1,222,275 1,157,422 1,107,257

(1)	Reflects cash bonuses earned in the applicable year.

(2)	Amounts set forth as “All Other Compensation” for fiscal 2018 consists of the following:

Name	401(k) Contributions ($)	Supplemental Retirement Cash Payment ($)	Life and Health Insurance ($)	Personal Use of Company Vehicle ($)	Total ($)
J. Allen Fine	11,000	37,369	6,497	6,467	61,333
James A. Fine, Jr.	11,000	34,751	10,381	2,695	58,827
W. Morris Fine	11,000	34,751	10,381	6,143	62,275

Employment Agreements

Each of the named executive officers is party to an employment agreement with the Company, which was amended and restated effective January 1, 2009.  Under the employment agreements, each of J. Allen Fine, James A. Fine, Jr., and W. Morris Fine are entitled to a minimum base salary and such cash bonuses as the Board may determine in its sole discretion.  Under these agreements, Messrs. Fine, Fine, Jr., and Fine participate in the Company’s benefits programs generally provided to other executives, receive 30 days of paid vacation and unlimited sick leave, and are entitled to reimbursement for reasonably incurred out-of-pocket business expenses.  Additionally, under these agreements, Messrs. Fine, Fine, Jr. and Fine receive an annual supplemental retirement cash payment equal to the amount that would have been contributed to their 401(k) plan accounts if the contributions to the 401(k) plan were not limited under federal tax laws.  The agreements also provide for minimum payments to each executive officer in the event of (i) disability or retirement, (ii) termination by the Company without cause or (iii) termination by the officer for good reason or due to a change in control.  These agreements also prohibit Messrs. Fine, Fine, Jr. and Fine from engaging in certain activities involving competition with the Company for a two-year period following termination of employment.  Each employment agreement has a five-year rolling term beginning January 1, 2009, unless terminated earlier in accordance with its terms.

Grants of Plan-Based Awards in 2018

There were no grants of plan based awards to the named executive officers in the fiscal year ended December 31, 2018.

Outstanding Equity Awards at 2018 Fiscal Year-End

There were no outstanding equity awards to the named executive officers as of December 31, 2018.

2018 Option Exercises and Stock Vested

There was no exercise of options or SARs or vesting of shares of Common Stock held by the named executive officers in fiscal 2018.

Potential Payments Upon Termination or Change in Control

Under the employment agreements in effect on December 31, 2018, the executive officers are entitled to severance payments and benefits under their employment agreements as described below.

J. Allen Fine. Under Mr. J. Allen Fine’s employment agreement, if his employment is terminated due to death, disability or retirement (following his 70th birthday), he is entitled to receive the following:

●	except in the case of death, a lump sum payment of three times his then-current salary, but in no event less than $910,000;

●	except in the case of death, a lump sum payment of three times the average of the bonus compensation paid to him in the three prior fiscal years, but in no event less than $1,055,000;

●	accrued benefits under the Nonqualified Supplemental Retirement Benefit Plan and Nonqualified Deferred Compensation Plan (if any);

●	accelerated vesting in full of all stock options held by him;

●	continued participation in the Company’s health insurance plans by him and his wife at no expense until his death or, if later, his wife’s death; and

●	continued participation in the Company’s health insurance plans by his dependent children at no expense until any such children are no longer dependent.

Under Mr. Fine’s employment agreement, if his employment is terminated by the Company other than for “cause” or by him due to the Company’s material breach under his employment agreement (i.e., “good reason”), he is entitled to receive the following:

●	a lump sum payment of five times his then-current salary, but in no event less than $1,516,800;

●	a lump sum payment of five times the average of the bonus compensation paid to him in the three prior fiscal years, but in no event less than $1,758,335;

●	accrued benefits under the Nonqualified Supplemental Retirement Benefit Plan and Nonqualified Deferred Compensation Plan (if any);

●	accelerated vesting in full of all stock options held by him; and

●	continued health insurance coverage as described above.

Under Mr. Fine’s employment agreement, if he terminates his employment because of a “change in control,” he is entitled to receive the following:

●	a lump sum payment equal to 2.99 times his then-current base salary, but in no event less than $907,046;

●	a lump sum payment equal to 2.99 times the average bonus compensation paid to him during the preceding three fiscal years, but in no event less than $1,051,484;

●	accrued benefits under the Nonqualified Supplemental Retirement Benefit Plan and Nonqualified Deferred Compensation Plan (if any);

●	accelerated vesting in full of all stock options held by him; and

●	continued health insurance coverage as described above.

In the event of a change in control that does not result in a termination of employment, Mr. Fine is entitled to a base salary increase of 100%.

If any portion of these payments and benefits, or payments and benefits under any other plan, agreement or arrangement, would constitute an “excess parachute payment” for purposes of the Code, such payments and benefits payable under the agreement will be reduced until no portion thereof would fail to be deductible by reason of being “an excess parachute payment.”

Under Mr. Fine’s employment agreement, if his employment is terminated by the Company for “cause,” he is entitled to receive the following:

●
an amount equal to that amount he would have received as salary had he remained an employee until the later of the date of his termination and the date that was 30 days after notice of his termination; and

●	accrued benefits under the Nonqualified Supplemental Retirement Benefit Plan and Nonqualified Deferred Compensation Plan.

Under Mr. Fine’s employment agreement, “cause” is defined as:

●	the executive’s conviction of, or plea of guilty or nolo contendere to, any crime involving dishonesty or moral turpitude;

●	the commission by the executive of a fraud against the Company for which he is convicted;

●	gross negligence or willful misconduct by the executive with respect to the Company which causes material detriment to the Company;

●	the falsification or manipulation of any records of the Company;

●	repudiation of the agreement by the executive or the executive’s abandonment of employment with the Company;

●	breach by the executive of his confidentiality, non-competition or non-solicitation obligations under the agreement; or

●
failure or refusal of the executive to perform his duties with the Company or to implement or to follow the policies or directions of the Board of Directors within 30 days after a written demand for performance is delivered to the executive that specifically identifies the manner in which the Board of Directors believes that the executive has not performed his duties or failed to implement or follow the policies or directions of the Board of Directors.

Under Mr. Fine’s employment agreement, a “change in control” will occur if:

●
any person or group acting in concert, other than the executive or his affiliates or immediate family members, is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s outstanding shares entitled to vote for the election of directors;

●
the directors serving at the time the agreement was entered into or any successor to any such director (and any additional director) who after such time (i) was nominated or selected by a majority of the directors serving at the time of his or her nomination or selection and (ii) who is not an “affiliate” or “associate” (as defined in Regulation 12B under the Exchange Act) of any person who is the beneficial owner, directly or indirectly, of securities representing 50% or more of the combined voting power of the Company’s outstanding shares entitled to vote for the election of directors, cease for any reason to constitute at least a majority of the Company’s Board of Directors;

●	a sale of more than 50% of the Company’s assets (measured in terms of monetary value) is consummated; or

●	any merger, consolidation or like business combination or reorganization of the Company is consummated that results in the occurrence of any event described above.

J. Allen Fine is also party to a Death Benefit Plan Agreement with the Company. The Death Benefit Plan Agreement provides that in the event of his death while employed by the Company, a lump sum amount equal to three times the sum of his then-current base salary, but in no event less than $910,000, plus the average of his bonus compensation for the past three fiscal years, but in no event less than $1,055,000, be paid within 60 days of his death to a beneficiary designated by Mr. Fine.

James A. Fine, Jr. and W. Morris Fine. The employment agreements of James A. Fine, Jr. and W. Morris Fine are substantially identical to J. Allen Fine’s employment agreement, except that under their agreements the following apply:

●	Messrs. Fine, Jr. and Fine are eligible to receive retirement benefits under their agreements after age 50, rather than age 70;

●	the minimum lump sum salary payment upon termination for disability or retirement shall be no less than $766,680 for each;

●	the minimum lump sum bonus compensation payment upon termination for disability or retirement shall be no less than $1,030,000 for James A. Fine, Jr. and no less than $1,015,000 for W. Morris Fine;

●	the minimum lump sum salary payment for termination without cause or by employee for “good reason” shall be no less than $1,277,800 for each;

●
the minimum lump sum bonus compensation payment for termination without cause or by employee for “good reason” shall be no less than $1,716,665 for James A. Fine, Jr. and no less than $1,691,665 for W. Morris Fine;

●
if James A. Fine, Jr. leaves the Company due to a “change in control,” he will receive a lump sum salary payment in an amount no less than $764,124 and a lump sum bonus payment in an amount no less than $1,026,565;

●
if W. Morris Fine leaves the Company due to a “change in control,” he will receive a lump sum salary payment in an amount no less than $764,124 and a lump sum bonus payment in an amount no less than $1,011,615; and

●
following termination of employment by the Company other than for “cause” or by the executive due to a material breach by the Company of the agreement (i.e., “good reason”) or because of a “change in control,” they are entitled to cause the Company to transfer to them any life insurance policies owned by the Company on their lives.

James A. Fine, Jr. and W. Morris Fine are also each party to a Death Benefit Plan Agreement.  Their Death Benefit Plan Agreements provide that in the event of their death while employed by the Company, a lump sum amount equal to three times the sum of their then-current base salary, but in no event less than $766,680 for each executive, plus the average of each executive’s bonus compensation for the past three fiscal years, but in no event less than $1,030,000 for James A. Fine, Jr., and no less than $1,015,000 for W. Morris Fine, be paid within 60 days of their individual death to a beneficiary designated by the executive.  Additionally, under each executive’s Death Benefit Plan Agreement, the respective designated beneficiary of each of Messrs. Fine and Fine would also be paid a lump sum amount equal to $2,000,000,

●	reduced by the following amounts:

(a)	three times the then-current base salary but in no event less than $766,680 for each executive;

(b)	three times the average bonus compensation during the preceding three fiscal years but in no event less than $1,030,000 for James A. Fine, Jr. and no less than $1,015,000 for W. Morris Fine;

(c)	the cost of continued participation in the Company’s health insurance plans by the executive’s wife until her death; and

(d)	the cost of continued participation in the Company’s health insurance plans by the executive’s dependent children until any such children are no longer dependent; and

●	increased by the amounts accrued on the Company’s books as of the date of death for the payments described in items (a) through (d) above.

Conditions to Receipt of Severance Benefits. Under each named executive officer’s employment agreement, the Company’s obligations to provide the executive with the severance benefits described above are contingent on:

●	The executive’s compliance with certain covenants with respect to confidential information;

●	The executive’s compliance with a two year non-competition covenant; and

●	The executive’s compliance with a two year non-solicitation covenant.

Estimated Post-Employment Compensation and Benefits. The following tables set forth the estimated post-employment compensation and benefits that would have been payable to each of the named executive officers under his agreements, assuming that each covered circumstance occurred on December 31, 2018.

The following table shows the potential payments upon termination or a change in control of the Company for J. Allen Fine, the Company’s Chief Executive Officer and Chairman of the Board:

Executive Benefits and Payments Upon Termination	Voluntary Termination ($)	Termination Due to Change in Control ($)	Death ($)	For Cause Termination ($)	Involuntary or Good Reason Termination ($)	Termination for Retirement(1) or Disability ($)
Compensation:
Base Salary	-	1,270,750(4)	1,275,000(5)	35,417(6)	2,125,000(7)	1,275,000(5)
Bonus	-	1,943,500(8)	1,950,000(9)	-	3,250,000(10)	1,950,000(9)
Supplemental Cash Retirement Benefit (11)	37,369	37,369	37,369	37,369	37,369	37,369

Benefits and Perquisites:
Health Plan (12)	-	98,423	98,423	-	98,423	98,423
Total – J. Allen Fine	37,369	3,350,042	3,360,792	72,786	5,510,792	3,360,792

The following table shows the potential payments upon termination or a change in control of the Company for James A. Fine, Jr., the Company’s President, Chief Financial Officer and Treasurer:

Executive Benefits and Payments Upon Termination	Voluntary Termination ($)	Termination Due to Change in Control ($)	Death ($)	For Cause Termination ($)	Involuntary or Good Reason Termination ($)	Termination for Retirement(2) or Disability ($)
Compensation:
Base Salary	-	1,082,380(4)	1,086,000(5)	30,167(6)	1,810,000(7)	1,086,000(5)
Bonus	-	1,943,500(8)	1,950,000(9)	-	3,250,000(10)	1,950,000(9)
Supplemental Cash Retirement Benefit (11)	34,751	34,751	34,751	34,751	34,751	34,751

Benefits and Perquisites:
Health Plan (12)	-	378,401	378,401	-	378,401	378,401
Death Benefit Plan Agreement (12)	-	-	2,000,000	-	-	-
Life Insurance (14)	-	369,426	369,426	-	369,426	369,426
Total – James A. Fine, Jr.	34,751	3,808,458	5,818,578	64,918	5,842,578	3,818,578

The following table shows the potential payments upon termination or a change in control of the Company for W. Morris Fine, the Company’s Executive Vice President and Secretary:

Executive Benefits and Payments Upon Termination	Voluntary Termination ($)	Termination Due to Change in Control ($)	Death ($)	For Cause Termination ($)	Involuntary or Good Reason Termination ($)	Termination for Retirement(3) or Disability ($)
Compensation:
Base Salary	-	1,082,380(4)	1,086,000(5)	30,167(6)	1,810,000(7)	1,086,000(5)
Bonus	-	1,943,500(8)	1,950,000(9)	-	3,250,000(10)	1,950,000(9)
Supplemental Cash Retirement Benefit(11)	34,751	34,751	34,751	34,751	34,751	34,751

Benefits and Perquisites:
Health Plan(12)	-	404,786	404,786	-	404,786	404,786
Death Benefit Plan Agreement(13)	-	-	2,000,000	-	-	-
Life Insurance(14)	-	237,532	237,532	-	237,532	237,532
Total – W. Morris Fine	34,751	3,702,949	5,713,069	64,918	5,737,069	3,713,069

(1)	J. Allen Fine became eligible to retire on May 2, 2004.

(2)	James A. Fine, Jr. became eligible to retire on April 19, 2012.

(3)	W. Morris Fine became eligible to retire on July 30, 2016.

(4)	Represents lump sum severance payment equal to 2.99 times base salary, but in no event less than $907,046 for J. Allen Fine, $764,124 for James A. Fine, Jr. and $764,124 for W. Morris Fine.

(5)
Represents lump sum severance payment under the Death Benefit Plan Agreement equal to three times base salary, but in no event less than $910,000 for J. Allen Fine, $766,680 for James A. Fine, Jr. and $766,680 for W. Morris Fine.

(6)	Represents 30 days severance.

(7)	Represents lump sum severance payment equal to five times base salary, but in no event less than $1,516,800 for J. Allen Fine, $1,277,800 for James A. Fine, Jr. and $1,277,800 for W. Morris Fine.

(8)
Represents lump sum severance payment equal to 2.99 times average bonus for past three fiscal years, but in no event less than $1,051,484 for J. Allen Fine, $1,026,565 for James A. Fine, Jr. and $1,011,615 for W. Morris Fine.

(9)
Represents lump sum severance payment under the Death Benefit Plan Agreement equal to three times average bonus for past three fiscal years, but in no event less than $1,055,000 for J. Allen Fine, $1,030,000 for James A. Fine, Jr. and $1,015,000 for W. Morris Fine.

(10)
Represents lump sum severance payment equal to five times average bonus for past three fiscal years, but in no event less than $1,758,335 for J. Allen Fine, $1,716,665 for James A. Fine, Jr. and $1,691,665 for W. Morris Fine.

(11)	Represents the accrued annual supplemental cash retirement benefit under the named executive officers’ employment agreements.

(12)	Reflects estimated cost of providing health insurance plan coverage utilizing assumptions used for financial reporting purposes.

(13)	Represents additional estimated lump sum amount, if any, that would be payable under the officer’s Death Benefit Plan Agreement.

(14)	Reflects cash surrender value of life insurance policy, transferable at the executive’s request.

PEO to Median Employee Pay Ratio

      Beginning in 2017, SEC rules require companies to disclose the ratio of the total annual compensation of the company’s principal executive officer (“PEO”) to the median employee’s total annual compensation. The 2018 pay ratio for the Company is as follows:

Median annual total compensation of all employees (excluding J. Allen Fine)	$68,007
Annual total compensation of J. Allen Fine, Chief Executive Officer (the Company’s PEO)	$1,284,233
Ratio of the PEO to median employee compensation	18.9 to 1

Under the pay ratio rule, a company is required to identify its median employee only once every three years so long as during the last prior fiscal year there has been no change to its employee population or employee compensation arrangements that it reasonably believes would result in a significant change in its pay ratio disclosure. Because we did not experience any meaningful changes to our employee population, or changes in employee compensation arrangements, during 2018, we believe it is reasonable to use the median employee identified and reported in 2017 for purposes of calculating the pay ratio disclosure with respect to 2018 and that using this median employee would not significantly affect our pay ratio disclosure. In determining the median employee, we examined total compensation paid in 2017 (including salary or wages, bonuses paid in 2017, company contributions under our 401(k) plan, and the grant date fair value of equity awards) consistently for all individuals, excluding Mr. Fine, who were employed by our company as of December 31, 2017. We included all of our employees in this process, whether employed on a full-time or part-time basis.  We annualized the compensation for full-time employees that were not employed by us for all of 2017.

We calculated the median employee’s annual total compensation for 2018 using the same methodology we use for our named executive officers as set forth in the 2018 Summary Compensation Table in this proxy statement.  The Company’s PEO to median employee pay ratio disclosed above is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K adopted by the SEC. However, due to the flexibility afforded by Item 402(u) in calculating the PEO pay ratio, our PEO pay ratio may not be comparable to the PEO pay ratios presented by other companies.

Risk Analysis of Compensation Policies and Practices

We have considered our compensation policies and practices for all employees and concluded that any risks arising from our policies and practices are not reasonably likely to have a material adverse effect on the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Board of Directors recognizes that related party transactions present a heightened risk of conflicts of interest, or the perception of conflicts of interest, and has adopted a written policy to be followed in connection with all related party transactions involving the Company.  Pursuant to the policy, all related party transactions must be approved by either (1) a majority of the disinterested members of the Audit Committee of the Board of Directors or (2) a majority of independent and disinterested members of the Board of Directors. In either case, a related party transaction may not be approved by a single director. For purposes of the policy, the term “related party transaction” is defined as (A) any transaction that is required to be disclosed in the Company’s proxy statements or other filings with the SEC pursuant to Item 404(a) of Regulation S-K; (B) any material “conflict of interest” transaction with a director, as that term is defined under the North Carolina Business Corporation Act; and (C) any loan, guaranty or other form of security provided to or for the benefit of any officer (other than an executive officer) of the Company.  Loans or guaranties to directors and executive officers are prohibited.

There were no reportable related person transactions during fiscal 2018.

SHAREHOLDER PROPOSALS FOR 2020 ANNUAL MEETING

Shareholders who, in accordance with Rule 14a-8 of the Exchange Act, wish to present proposals for inclusion in the proxy materials to be distributed in connection with the 2020 Annual Meeting of Shareholders must submit their proposals so that they are received at the Company’s principal executive offices no later than December 14, 2019.  Pursuant to SEC rules, submitting a proposal does not guarantee that it will be included in the proxy materials.

In accordance with the Company’s Bylaws, in order to be properly brought before the 2020 Annual Meeting of Shareholders, a shareholder’s notice of a matter the shareholder wishes to present (other than a matter brought pursuant to Rule 14a-8 of the Exchange Act), or the person or persons the shareholder wishes to nominate as a director, must be delivered to the Corporate Secretary of the Company at its principal executive offices no earlier than the close of business on January 16, 2020 and no later than the close of business on February 15, 2020.  To be in proper form, such shareholder’s notice must include the specified information concerning the proposal or nominee as described in the Company’s Bylaws.  The Company or the presiding officer at the annual meeting of shareholders may refuse to accept any such proposal that is not in proper form or submitted in compliance with the procedures specified in the Company’s Bylaws.

BY ORDER OF THE BOARD OF DIRECTORS:

W. Morris Fine
Secretary
April 15, 2019

APPENDIX A

INVESTORS TITLE COMPANY
2019 STOCK APPRECIATION RIGHTS PLAN

ARTICLE I

GENERAL PROVISIONS

Section 1.1     Purpose.  This 2019 Stock Appreciation Rights Plan (the “Plan”) of Investors Title Company and its subsidiaries (the “Company”) is intended to induce those persons who are in a position to contribute materially to the success of the Company to remain with the Company, to offer them rewards in recognition of their contributions to the Company and to offer them incentives to continue to promote the Company’s best interests.

Section 1.2     Administration.  The Plan shall be administered by the Compensation Committee of the Board of Directors (the “Committee”).

Section 1.3     Authority of Committee.

(a)          Subject to the other provisions of this Plan, the Committee shall have sole authority in its absolute discretion: to grant stock appreciation rights (“SARs”) pursuant to Article II under the Plan; to determine the officers, employees and directors to whom SARs shall be granted under the Plan; to determine the number of shares subject to any SAR under the Plan; to fix the exercise price and the duration of each SAR granted under the Plan; to establish corporate or individual performance or other vesting standards for SARs granted under the Plan; to establish any other terms and conditions of SARs granted under the Plan; and to accelerate the time at which any outstanding SAR granted under the Plan may be exercised.  The Board may also grant SARs from time to time to consultants who are not employees of the Company.  No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any SAR granted thereunder.  In addition, directors or former directors of the Company, including members or former members of the Committee, shall be entitled to indemnification by the Company to the extent permitted by applicable law and by the Company’s Articles of Incorporation or Bylaws with respect to any liability or expense arising out of such person’s participation in the administration of this Plan.

(b)          Subject to the other provisions of this Plan, and with a view to effecting its purpose, the Committee shall have sole authority in its absolute discretion: to construe and interpret the Plan; to prescribe, amend, and rescind rules and regulations relating to the Plan; to make any other determinations relating to the Plan; and to do everything necessary or advisable to administer the Plan.

(c)          All decisions, determinations, and interpretations made by the Committee shall be binding and conclusive on all SAR grantees and on their legal representatives, heirs and beneficiaries.

Section 1.4     Shares Subject to the Plan: Reservation of Shares.  The maximum aggregate number of shares of common stock of the Company available pursuant to the Plan for the grant of SARs, subject to adjustments as provided in Section 1.6, shall be 250,000 shares of the Company’s common stock, no par value (the “Common Stock”).  The aggregate number of shares of Common Stock with respect to which SARs under the Plan may be granted to any individual (including SARs that are subsequently cancelled) shall not exceed an aggregate of 50,000 shares of Common Stock.  If any SAR granted pursuant to the Plan expires or terminates for any reason before it has been exercised in full, the unpurchased shares subject to that SAR shall again be available for the purposes of the Plan.  The Company shall at all time reserve and keep available such number of shares of its Common Stock as shall be sufficient to satisfy the requirements of the Plan.

Section 1.5     Eligibility.  SARs may be granted under the Plan to such key employees (including statutory employees within the meaning of Section 3121(d) of the Code), officers, directors or consultants of the Company or a subsidiary of the Company, whether or not employees, as the Committee shall select from time to time in its discretion.

Section 1.6     Adjustments.  If the shares of Common Stock of the Company are increased, decreased, changed into or exchanged for a different number or kind of shares or securities through merger, consolidation, combination, exchange of shares, other reorganization, recapitalization, reclassification, stock dividend, stock split or reverse stock split in which the Company is the surviving entity, an appropriate and proportionate adjustment shall be made in the maximum number and kind of shares as to which SARs may be granted under this Plan.  A corresponding adjustment changing the number or kind of shares allocated to unexercised SARs that shall have been granted prior to any such change shall likewise be made.  Any such adjustment in outstanding SARs shall be made without change in the aggregate purchase price applicable to the unexercised portion of any such SAR, but with a corresponding adjustment in the price for each share covered by the SAR, and shall be made in a manner consistent with the requirements of Section 409A of the Code in order for any such SAR to remain exempt from the requirements of Section 409A of the Code.  In making any adjustment pursuant to this Section 1.6, any fractional shares shall be disregarded.

In the event of a change in the Common Stock of the Company as presently constituted, which is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be Common Stock within the meaning of the Plan.

The grant of a SAR under the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes in its capital or business structure.

ARTICLE II

STOCK APPRECIATION RIGHTS

Section 2.1     Grant.  The Committee may cause the Company to grant SARs to eligible participants under the Plan in such amounts as the Committee, in its sole discretion shall determine.  The Committee shall have complete discretion in determining the terms and conditions pertaining to such SARs consistent with the provisions of the Plan.  The grant price of a SAR shall not be less than the fair market value (as hereinafter defined) per share of the Common Stock at the time the SAR is granted.  For the purpose of the Plan, the “fair market value” per share of Common Stock on any date of reference shall be the Closing Price of the Common Stock referred to in clauses (i), (ii) or (iii) below, whichever appropriate, on the business day immediately preceding such date.  For this purpose, the Closing Price of the Common Stock on any business day shall be: (i) if the Common Stock is listed or admitted for trading on any United States national securities exchange, or if actual transactions are otherwise reported on the National Market System of the National Association of Securities Dealers Automated Quotation System (“NASDAQ”) or other consolidated transaction reporting system, the last reported sale price of Common Stock on such exchange or reporting system on which the Common Stock is principally traded, as reported in any newspaper of general circulation; (ii) if clause (i) is not applicable and the Common Stock is otherwise quoted on NASDAQ, or any similar system of automated dissemination of quotations of securities prices in common use, the mean between the closing high bid and low asked quotations for the Common Stock on such system for such day; or (iii) if neither clause (i) nor (ii) is applicable, the mean between the high bid and low asked quotations for the Common Stock as reported by the National Quotation Bureau, Incorporated if at least two securities dealers have inserted both bid and asked quotations for Common Stock on at least five of the preceding ten days.  If neither clause (i) nor clauses (ii) or (iii) are applicable, “fair market value” per share of Common Stock shall be such value as shall be determined by the Committee in its sole discretion, unless the Committee shall identify a different method for determining fair market value in a fair and uniform manner.

Section 2.2     Exercise of SARs.  SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon them.

Section 2.3     SAR Agreement.  Each SAR grant shall be evidenced by a SAR agreement that shall specify the grant price, the term of the SAR, and such other provisions as the Committee shall determine.

Section 2.4     Term of SARs.  The term of a SAR granted under the Plan shall be determined by the Committee, in its sole discretion; provided, however, that such term shall not exceed ten (10) years.

Section 2.5     Payment of SAR Amount.  Upon exercise of a SAR, the grantee of the SAR shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a)	The difference between the fair market value (as defined in Section 2.1) of a share of Common Stock on the date of exercise over the grant price; by

(b)	The number of shares of Common Stock with respect to which the SAR is exercised.

At the discretion of the Committee or as otherwise provided in the applicable SAR agreement, the payment upon SAR exercise shall be in cash, in shares of Common Stock of equivalent value, or in some combination thereof.

Section 2.6     SARs Not Transferable.  Except as otherwise provided in the applicable SAR Agreement, SARs granted pursuant to this Plan may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent or distribution and may be exercised during the lifetime of a SAR grantee only by that grantee.

Section 2.7     Termination of Employment, Disability or Death

(a)    If a SAR grantee ceases to be employed by the Company, or any subsidiary corporation, for any reason other than death or disability, any SAR granted to such grantee that is unexercised or still subject to any restrictions or conditions shall be terminated and forfeited, unless otherwise provided in the applicable SAR agreement.

(b)   If a SAR grantee becomes disabled within the meaning of Section 22(e)(3) of the Code while employed by the Company, or any subsidiary corporation, any SAR may be exercised at any time within three months after the date of termination of employment due to disability, unless a longer or shorter period is provided in the applicable SAR agreement.

(c)    If a SAR grantee dies while employed by the Company, or any subsidiary corporation, any SAR shall expire one year after the date of death, unless a longer or shorter period of exercise is provided in the applicable SAR agreement.  During this period, the SAR may be exercised, except as otherwise provided in the applicable SAR agreement, by the person or persons to whom the SAR grantee’s rights under the SAR shall pass by will or by the laws of descent and distribution, but in no event may the SAR be exercisable more than ten years from the date of grant.

(d)   Unless otherwise provided in the applicable SAR agreement, any SAR that may be exercised for a period following termination of the SAR grantee’s employment may be exercised only to the extent it was exercisable immediately before such termination and in no event after the SAR would expire by its terms without regard to such termination.

(e)    Unless otherwise provided in the applicable SAR agreement, if a nonemployee director ceases to serve the Company in that capacity, the SAR grantee’s rights upon such termination shall be governed in the manner of a SAR grantee’s rights upon termination of employment as set forth above.

Section 2.8    Reorganizations.  Unless otherwise provided in the applicable SAR agreement, if the Company shall be a party to any merger or consolidation in which it is not the surviving entity or pursuant to which the shareholders of the Company exchange their Common Stock for other securities or for cash in any acquisition transaction, or if the Company shall dissolve or liquidate or sell all or substantially all of its assets, or upon consummation of a tender offer approved by the Board, all SARs outstanding under this Plan, unless otherwise provided in the applicable SAR agreement, shall terminate on the effective date of such merger, consolidation, dissolution, liquidation, sale or tender offer; provided, however, that prior to such effective date, the Committee may, in its discretion, either (i) make any or all outstanding SARs immediately exercisable, (ii) authorize a payment to any SAR grantee that approximates the economic benefit that he would realize if his SAR were exercised immediately before such effective date, (iii) authorize a payment in such other amount as it deems appropriate to compensate any SAR grantee for the termination of his SAR, or (iv) arrange for the granting of a substitute SAR to any SAR grantee.

ARTICLE III

MISCELLANEOUS PROVISIONS

Section 3.1     Tax Withholding. No SAR grantee shall be entitled to issuance of a stock certificate representing shares purchased upon exercise of a SAR until such grantee has paid, or made arrangements for payment, to the Company of an amount equal to the income and other taxes that the Company is required to withhold from such person as a result of his exercise of a SAR.  In addition, such amounts as the Company is required to withhold by reason of any tax reimbursement payments made pursuant to Section 3.1 may be deducted from such payments.

Section 3.2     Employment.  Nothing in the Plan or in any SAR agreement shall confer upon any eligible employee any right to continued employment by the Company or any subsidiary of the Company, or limit in any way the right of the Company or any subsidiary of the Company at any time to terminate or alter the terms of that employment.

Section 3.3     Effective Date of Plan.  This Plan shall be effective March 11, 2019, the date of adoption of the Plan by the Board of Directors of the Company, subject to approval of the Plan by the shareholders of the Company by the a majority of the votes cast at a meeting at which a majority of the Company’s Common Stock is present either in person or by proxy held within 12 months of the date of adoption of the Plan by the Board.

Section 3.4     Termination and Amendment of Plan.  The Plan may be amended, revised or terminated at any time by the Board; provided, however, that no amendment or revision shall, without the approval of the Company’s shareholders, (a) increase the maximum aggregate number of shares subject to this Plan, except as permitted under Section 1.6; (b) change the minimum purchase price for shares subject to SARs granted under the Plan; (c) extend the maximum duration established under the Plan for any SAR; or (d) permit the granting of a SAR to anyone other than those individuals described in Section 1.5 hereof.  Unless sooner terminated, the Plan shall terminate on March 11, 2029.  No SAR shall be granted under the Plan after the Plan is terminated.

Section 3.5     Prior Rights and Obligations.  No amendment, suspension, or termination of the Plan shall, without the consent of the person who has received a SAR, alter or impair any of that person’s rights or obligations under any SAR granted under the Plan prior to such amendment, suspension, or termination.

Section 3.6     Securities Laws.  Shares of Common Stock issuable pursuant to this Plan may, at the option of the Company, be registered under applicable federal and state securities laws, but the Company shall have no obligation to undertake such registrations and may, in lieu thereof, issue shares hereunder only pursuant to applicable exemptions from such registrations.  In the event that no such registrations are undertaken, the shares shall be issued only to persons who qualify to receive such shares in accordance with the exemption from registration on which the Company relies.  In connection with any issuance of shares or certificates under the Plan, the Committee may require appropriate representations from the recipient of such shares and take such other action as the Committee may deem necessary, including but not limited to placing restrictive legends on certificates evidencing such shares and placing stop transfer instructions in the Company’s stock transfer records, or delivering such instructions to the Company’s transfer agent, in order to assure compliance with any such exemptions. Notwithstanding any other provision of the Plan, no shares will be issued pursuant to the Plan unless such shares have been registered under all applicable federal and state securities laws or unless, in the opinion of counsel satisfactory to the Company, exemptions from such registrations are available.

Section 3.7     Compliance With Section 409A of the Code.  The Plan is intended to comply with Section 409A of the Code, to the extent applicable.  Notwithstanding any provision of the Plan to the contrary, the Plan shall be interpreted, operated and administered consistent with this intent.  In that regard, and notwithstanding any provision of the Plan to the contrary, the Company reserves the right to amend the Plan or any award granted under the Plan, by action of the Committee, without the consent of any affected participant, to the extent deemed necessary or appropriate for purposes of maintaining compliance with Section 409A of the Code and the regulations promulgated thereunder.

Investors Title Company

INNOVATIVE BY INSTINCT

Broadridge Corporate Issuer Solutions
C/O Investors Title Company
PO BOX 1342
Brentwood, NY 11717

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/14/2019. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 05/14/2019. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01 J. Allen Fine 02 David L. Francis 03 James H. Speed, Jr.

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
2. Advisory proposal to approve named executive officer compensation.	☐	☐	☐

NOTE: The proxies are authorized to vote in accordance with their best judgment on such other business as may properly come before the meeting or any adjournment or postponement thereof.

The Board of Directors recommends you vote 3 YEARS on the following proposal:

	1 year	2 years	3 years	Abstain
3. Advisory proposal on the frequency of future advisory votes to approve the compensation paid to our named executive officers.	☐	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 4 and 5.

	For	Against	Abstain
4. Proposal to approve the approval of the 2019 Stock Appreciation Right Plan.	☐	☐	☐
5. Proposal to ratify the appointment of Dixon Hughes Goodman LLP as the Company's independent registered public accounting firm for 2019.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000415700_1 R1.0.1.18

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, and Annual Report to Shareholders is/are available at www.proxyvote.com

INVESTORS TITLE COMPANY
Annual Meeting of Shareholders
May 15, 2019 11:00 AM
This proxy is solicited by the Board of Directors

The shareholder(s) signing the reverse side hereby appoint(s) J. Allen Fine and W. Morris Fine, or either of them, as proxies, each with the power to appoint a substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Investors Title Company (the "Company") that the shareholder(s) is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at The Siena Hotel located at 1505 East Franklin Street, Chapel Hill, North Carolina on Wednesday, May 15, 2019 at 11:00 AM, EDT, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. The proxy holders are also authorized to vote upon all other matters as may properly come before the meeting, or any adjournment or postponement thereof, utilizing their best judgment as described in the proxy statement.

Continued and to be signed on reverse side

0000415700_2 R1.0.1.18